As filed with the Securities and Exchange Commission on               , 2021

Registration No.: 333-256836

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

MONETIVA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	8711	81-3495101
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5000 Birch Street, West Tower, Suite 3000

Newport Beach, CA 92660

(949) 260-2085

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Pierre Sawaya, President

5000 Birch Street, West Tower, Suite 3000

Newport Beach, CA 92660

(949) 260-2085

(Name, address, including zip code, and telephone number

including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

(801) 634-19844

brian@businesslegaladvisor.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, $0.0001 par value	7,274,598	$0.50	$3,637,299	$396.83

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. This is not any indication of the price at which shares may be sold hereunder, which is expected to be determined at the market for sales by selling shareholders.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED               , 2021

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Monetiva Inc.

7,274,598 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 7,274,598 shares of our common stock. Each of the selling stockholders received his, her, or its shares in private exempt sales from February 2018 to March 2021.

Although there is currently no public market for our Common Stock. We intend to apply for the quotation of our Common Stock on an automated quotation system. There can be no assurance that any application for the quotation of our Common Stock on an automated quotation system will be approved. If any such application is not approved and our common stock ultimately is not quoted on an automated quotation system, we intend to engage a market maker to apply for quotation on the OTC Pink or OTCQB operated by OTC Markets Group, Inc. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”); nor can there be any assurance that such an application for quotation will be approved.

Until such time that our common stock is listed for quotation on an established public trading market (including the OTCQB), the shares offered by the selling stockholders will be sold at a fixed price of $0.50 per share. As of and after such time (if ever) that our Common Stock is quoted on an established public trading market (including the OTCQB), the shares offered under this prospectus by the selling stockholders may be sold on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent or in privately negotiated transactions not involving a broker-dealer, and the prices at which the selling stockholders may sell the shares may be determined by the prevailing market price of the Common Stock at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2021

EXPLANATORY NOTE

Monetiva Inc. is filing this Registration Statement on Form S-1/A (the “Registration Statement”) to register the resales of up to 7,274,598 shares of our common stock, par value $0.0001 per share, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise mentioned or unless the context requires otherwise, when used in this Registration Statement, the terms “Monetiva,” “Company,” “we,” “us,” and “our” refer to Monetiva Inc., a Delaware corporation.

Once this Registration Statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will require us to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements.

FORWARD LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Registration Statement and the documents that we have filed as exhibits to this Registration Statement with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Registration Statement are made as of the date of this Registration Statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

Our Internet website address is http://www.monetiva.com. Information contained on the website does not constitute part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference. When this Registration Statement is effective, we will make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

MONETIVA INC.

REGISTRATION STATEMENT ON FORM S-1

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

For investors outside the U.S.: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. You are required to inform yourselves about and to observe any restrictions relating to the offering of the shares of common stock and the distribution and possession of this prospectus outside of the U.S.

Unless otherwise mentioned or unless the context requires otherwise, when used in this Registration Statement, the terms “Monetiva,” “Company,” “we,” “us,” and “our” refer to Monetiva Inc., a Delaware corporation.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

History

Monetiva Inc. was incorporated in the State of Delaware on July 22, 2016 and was formerly known as Lark Street Acquisition Corporation. In August 2016, Lark Street Acquisition Corporation filed a registration statement with the SEC on Form 10 by which it became a public reporting company.

On March 14, 2017, the Company effected a change of control by cancelling an aggregate of 20,000,000 shares of common stock of existing shareholders, accepting the resignations of its then existing officers and directors, electing a new officer and sole director and issuing 8,000,000 shares of common stock to the new shareholder. In connection with the change of control, the sole director of the Company and its board of directors unanimously approved the change of the Company’s name from Lark Street Acquisition Corporation to American Standard Wallet, Inc.

On November 1, 2017, the Company effected a change of control whereby then existing owner Mr. James Koh, the sole shareholder, officer and director of the Company, sold all 8,000,000 of his shares of the Company’s common stock to Mr. Pierre Sawaya. The Company accepted the resignation of Mr. Koh as the existing officer and director, electing a new officer and sole director upon issuance of the shares to Mr. Sawaya. In connection with the change of control, Mr. Sawaya, the sole shareholder and director of the Company unanimously approved the change of the Company’s name from American Standard Wallet, Inc. to Monetiva Inc.

On January 15, 2018, we entered into the Processing Service Agreement with EndlessOne Global, Inc., a Nevada corporation (the “Program Manager,” “E1G,” or “EndlessOne Global”) pursuant to which the Program Manager agreed to provide to us data processing, transaction processing and related services in connection with our accounts or clients.

Pursuant to the agreement, we will pay to the Program Manager processing fees set forth in the agreement. The Program Manager reserves the right, with 30 days’ notice in writing (i) to modify charges for Services (as defined in the agreement) and (ii) add, delete or modify the Services from time to time in its sole discretion. From time to time, the Program Manager may update and modify the fee schedule and price list set forth in the agreement with at least 30 days prior written notice and such new fee schedule and price list will become effective upon expiration of the 60-day period. Any changes made by the Program Manager with respect to Processing (as defined in the agreement ) fees within the initial 2-year term must be mutually agreeable, excluding special fees or other third-party costs. We will pay to the Program Manager any required Special Fees (as defined in the agreement) for amounts paid to third-parties of the Program Manager, including the gross amount of all fees paid to the Networks (as defined in the agreement), computed in accordance with the agreement provided that we have been given at least 30 days’ notice.

The agreement is effective from January 15, 2018 and extend for five Processing Years (as defined in the agreement) and thereafter the term will automatically be renewed for one-year periods unless terminated by (i) us by written notice at least 180 days following the completion of the original term, or (ii) the Program Manager by written notice at least 180 days prior to the effective date of the termination. Processing Year 1 of the term commences on the earlier of: (i) the first day of the calendar month immediately subsequent to the completion of the initial Start Up (as defined in the agreement) provided for in the agreement, or (ii) six calendar months after January 15, 2018. For purposes of the agreement, each subsequent “Processing Year” means each 12-month period commencing on the expiration of the previous Processing Year (as defined in the agreement) in which Services are performed.

Effective April 16, 2021, pursuant the settled Order between the SEC and the Company, the registration of each class of the Company’s securities registered pursuant to Section 12 of the Exchange Act was revoked due to failure to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder.

General Overview

Through our relationship with the Program Manager, we are a reseller of an all-in-one prepaid, branded card to be serviced by the Program Manager which we believe has numerous user benefits. Through our relationship with our Program Manager, we are aiming to provide innovative payout solutions and prepaid cards to consumers. Unlike other prepaid card distributors and companies, we specifically aim to target those customers who are unbanked, or non-bankable, and who have needs crossing international borders. Beta stage of the Program Manager’s platform has been completed; however, no revenues have been derived therefrom.

According to the 2018 data from the Federal Reserve, there are an estimated 55 million adults currently residing in the U.S. who are unbanked or underbanked.1 This means that about 17% of the entire U.S. population has difficulties utilizing the standard banking system. This is our target group customers. Through our relationship with the Program Manager, we will earn our revenues mostly through commissions derived from monthly fees charged to customers by the Program Manager provided by us for the issued general purpose reloadable prepaid card, reloading fees, ATM withdrawal fees, and card to card money transaction fees. We will be acting as an independent sales representative of the Program Manager and we will not receive revenue from customer contracts, which will be executed with the Program Manager.

To date, we have not generated any revenues from our planned business and our business is in a development stage. Beta stage of the Program Manager’s platform has been completed; however, no revenues have been derived therefrom.

We are currently headquartered in Newport Beach, California.

1 https://en.wikipedia.org/wiki/Unbanked#:~:text=The%20unbanked%20in%20the%20United%20States,-The%20unbanked%20are&text=The%20Federal%20Reserve%20estimated%20there,state%20Mississippi%2C%20at%2016.4%25

1

The Offering

Common stock offered by selling stockholders:	Up to 7,274,598 outstanding shares of common stock.

Offering price:	$0.50 per share until our shares are quoted on an established public trading market (including the OTCQB) and, thereafter, at prevailing market prices or privately negotiated prices.

Common stock outstanding:
Before offering	27,374,598
After offering	27,374,598

Use of proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Market for Common Stock:	Prior to the filing of the Registration Statement, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Pink or OTCQB designation with OTC Markets Group. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Risk factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of factors you should consider before making a decision to invest in our securities.

2

RISK FACTORS

Investment in our common stock has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our common stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Business

Any reference to risks associated with the Program Manager are not the official stance of the Program Manager and should not be interpreted as such. All assertions pertaining to the Program Manager herein are reasonable assumptions of risks facing the Program Manager. As a reseller of the Program Manager’s prepaid, branded cards, our business is dependent upon the Program Manager.

A pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our facilities and customers could adversely impact our business.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak of respiratory illness caused by a novel coronavirus (COVID-19) first identified in Wuhan, Hubei Province, China, or other public health crisis were to affect our markets, facilities, our customers, or the Program Manager, our business could be adversely affected. Consequences of the coronavirus outbreak are resulting in disruptions in or restrictions on our ability to travel. If such an infectious disease broke out at our office, facilities or work sites or those of the Program Manager, our operations may be affected significantly, our productivity may be affected, and we may incur increased costs. If the persons and entities with whom we have contractual relationships, principally, the Program Manager, are affected by an outbreak of infectious disease, we may incur increased costs or our customers could experience complications with our products and services. If our subcontractors with whom we work were affected by an outbreak of infectious disease, our labor supply may be affected and we may incur increased labor costs. Further, an infectious outbreak may cause disruption to the U.S. and global economy, or the local economies of the markets in which we operate, increase costs associated with our business, affect job growth and consumer confidence, or cause economic changes that we cannot anticipate. Overall, the potential impact of a pandemic, epidemic or outbreak of an infectious disease with respect to our markets or our facilities is difficult to predict and could adversely impact our business. In response to the COVID-19 situation, federal, state and local governments (or other governments or bodies) are considering placing, or have placed, restrictions on travel and conducting or operating business activities. At this time those restrictions are very fluid and evolving. We have been and will continue to be impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us, our customers, our subcontractors, and others with whom we work or the overall economic environment. As such, the impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material. In addition, due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact on public health, business operations and the overall economy; therefore, the negative impact on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material.

Our business is dependent upon our contractual relationship with EndlessOne Global, the Program Manager, and, it if the Reseller Agreement is terminated or if the Program Manager defaults on its contractual obligations or its business experiences difficulties, our business would likely fail.

We have entered into the Reseller Agreement with EndlessOne Global, Inc. pursuant to which we have agreed to be a reseller of the Program Manager’s prepaid, branded cards. At the time, our ability to generate revenues is completely dependent upon our ability to resell the Program Manager’s prepaid, branded cards to end customers. If we are unable to have success as a reseller, our business will likely fail. If the Program Manager’s business or products and services experience difficulties, our business will likely fail.

The Reseller Agreement terminates five years from the date of the Reseller Agreement, subject to automatic one-year extensions and early termination. If the Reseller Agreement is terminated at any time and we are unable to engage a different program manager at terms similar or better than those in the Reseller Agreement, our business will likely fail.

The Reseller Agreement does not grant us exclusivity as a reseller of the Program Manager’s products and services. In the event that the Program Manager engages others to act as resellers of its products and services, we may experience a decrease in our ability to make sales as a reseller, which would likely have a material adverse impact on our business and may cause it to fail.

The inability to launch the Program Manager’s platform may cause our business to fail.

Although we believe that the Program Manager’s platform will launch in the Fall of 2021, in the event that the Program Manager’s platform either fails to launch or has a delayed launch, our business could fail.

3

Our operating results may fluctuate in the future, which could cause our stock price to decline.

Our quarterly and annual results of operations may fluctuate in the future as a result of a variety of factors, many of which are outside of our control. If our results of operations fall below the expectations of investors or any securities analysts who follow our Common Stock, the trading price of our Common Stock could decline substantially. Fluctuations in our quarterly or annual results of operations might result from a number of factors, including, but not limited to:

●	the unprecedented impact of COVID-19 pandemic on our business, customers, employees, consultants, service providers, stockholders, investors and other stakeholders;

●	the termination of our agreement with the Program Manager or breaches of the agreement by the Program Manager;

●	the timing and volume of purchases and use of our products and services by our customers;

●	our ability to effectively sell our products through direct-to-consumer initiatives;

●	the timing and success of new product or service introductions by us or our competitors;

●	changes in the level of interchange rates that can be charged;

●	fluctuations in customer retention rates;

●	changes in the mix of products and services that we sell;

●	changes in the mix of retail distributors through which we sell our products and services;

●	the timing of commencement of new product development and initiatives, the timing of costs of existing product roll-outs and the length of time we must invest in those new products, channels or retail distributors before they generate material operating revenues;

●	changes in our or our competitors’ pricing policies or sales terms;

●	costs associated with significant changes in our risk policies and controls;

●	the amount and timing of costs related to the acquisition of complementary businesses;

●	the amount and timing of costs of any major litigation to which we are a party;

●	disruptions in the performance of our products and services, including interruptions in the services we provide to other businesses, and the associated financial impact thereof;

●	the amount and timing of capital expenditures and operating costs related to the maintenance and expansion of our business, operations and infrastructure;

●	continued low interest rate environment or interest rate volatility;

●	accounting charges related to impairment of goodwill and other intangible assets;

●	our ability to control costs, including third-party service provider costs and sales and marketing expenses in an increasingly competitive market;

●	volatility in the trading price of our Common Stock, which may lead to higher or lower stock-based compensation expenses; and

●	changes in the political or regulatory environment affecting the banking or electronic payments industries.

If we are unable to find and retain distributors for the Program Manager’s prepaid, branded cards, our business will fail.

Through the Reseller Agreement with the Program Manager, we are a reseller of the Program Manager’s prepaid, branded cards. In order to generate revenues pursuant to the Reseller Agreement, we will need to either sell the cards directly to the end user or find distributors for the cards. Initially, we plan to target well known distributors and project to sell in up to 62,000 stores throughout the U.S. In the event we are unable to make sales directly to end users or establish relationships with distributors, we will be unable to generate revenues and our business will fail.

4

The loss of operating revenues from our anticipated retail distributors would adversely affect business.

We expect that a significant portion of our operating revenues are derived from revenues generated from the sales of the Program Manager’s prepaid, branded cards sold through retail distributors. We expect that those distributors will have a significant impact on our operating revenues in future periods. Once we have established distribution through our distributors, it would be difficult to replace them and the operating revenues derived from products and services sold therein. Accordingly, the loss of those distributors as a primary means of distribution would have a material adverse effect on our business and results of operations. In addition, any publicity associated with the loss of any of our distributors could harm our reputation, making it more difficult to attract and retain consumers and other distributors, and could lessen our negotiating power with our remaining and prospective distributors.

Our future success depends upon the active and effective promotion of our Program Manager’s products and services by retail distributors, but their interests and operational decisions might not always align with our interests.

Most of our operating revenues will be derived from commissions on the sales of our Program Manager’s products and services sold at the stores of our retail distributors. Revenues from commissions depend on a number of factors outside our control and may vary from period to period. Because we will compete with many other providers of our Program Manager’s products and services, including competing prepaid cards, for placement and promotion of products in the stores of our prospective retail distributors, our success depends on our retail distributors and their willingness to promote our products and services successfully. In general, our contracts with these third parties will likely allow them to exercise significant discretion over the placement and promotion of our Program Manager’s products and services; which means that they could give higher priority to the products and services of other companies for a variety of reasons. Accordingly, losing the support of our retail distributors might limit or reduce the sales of our Program Manager’s products and services. Our operating revenues and operating expenses may also be negatively affected by operational decisions by our retail distributors. For example, if a retail distributor reduces shelf space for our Program Manager’s products or implements changes in its systems that disrupt the integration between its systems and ours, our resales could be reduced or decline and we may incur additional merchandising costs to ensure our Program Manager’s products are appropriately stocked. Even if our retail distributors actively and effectively promote our Program Manager’s products and services, there can be no assurance that their efforts will maintain or result in growth of our operating revenues.

Due to the fact that our revenues are derived from fees from the resales of the Program Manager’s products and services, future revenue growth depends on our ability to retain and attract new long-term users of the Program Manager’s products.

Our ability to increase account usage and account holder retention and to attract new long-term users of our Program Manager’s products can have a significant impact on our operating revenues. We may be unable to generate increases in account usage, account holder retention or attract new long-term users of our Program Manager’s products for a number of reasons, including if our Program Manager is unable to maintain its existing distribution channels, predict accurately consumer preferences or industry changes and to modify its products and services on a timely basis in response thereto, produce new features and services that appeal to existing and prospective customers, and influence account holder behavior through cardholder retention and usage incentives. Our results of operations could vary materially from period to period based on the degree to which we are successful in increasing usage and retention and attracting long-term users of our Program Manager’s products.

The industries in which we compete are highly competitive, which could adversely affect our results of operations.

The industries in which we compete are highly competitive and subject to rapid and significant changes. Due to our relationship with the Program Manager as a reseller of its prepaid, branded cards, we compete against companies and financial institutions across the retail banking, financial services, transaction processing, consumer technology and financial technology services industries and may compete with others in the market who may in the future provide offerings similar to those of the Program Manager, and, particularly, our Program Manager competes with vendors who may provide program management and other services though a platform similar to its Backend as a Service (“BaaS”) platform. These and other competitors in the banking and electronic payments industries are introducing innovative products and services that may compete with those of our Program Manager. We expect that this competition will continue as banking and electronic payments industries continue to evolve, particularly if non-traditional payments processors and other parties gain greater market share in these industries. If we are unable to differentiate our Program Manager’s products and platform from and successfully compete with those of our competitors, our business, results of operations and financial condition will be materially and adversely affected.

Many existing and potential competitors are entities substantially larger in size, more highly diversified in revenue and substantially more established with significantly more broadly known brand awareness than ours. As such, many of our competitors can leverage their size, robust networks, financial wherewithal, brand awareness, pricing power and technological assets to compete with us. We could also experience increased price competition as a result of new entrants offering free or low-cost alternatives to our Program Manager’s products and services. If this happens, we expect that the purchase and use of our Program Manager’s products and services would decline. If price competition materially intensifies, we may have to increase the incentives that we offer to our retail distributors and decrease the prices of our Program Manager’s products and services, any of which would likely adversely affect our results of operations.

5

Our long-term success depends on our ability to compete effectively against existing and potential competitors that seek to provide banking and electronic payment products and services. If we fail to compete effectively against these competitors, our revenues, results of operations, prospects for future growth and overall business could be materially and adversely affected.

The Program Manager may make significant investments in products and services that may not be successful.

Our prospects for growth depend on the Program Manager’s ability to innovate by offering new, and adding value to its existing product and service offerings and on its ability to effectively commercialize such innovations. The Program Manager will continue to make investments in research, development, and marketing for new products and services. Investments in new products and services are speculative. Commercial success depends on many factors, including innovativeness, price, the competitive environment and effective distribution and marketing. If customers do not perceive the Program Manager’s new offerings as providing significant value, they may fail to accept the Program Manager’s new products and services, which would negatively impact our operating revenues.

The Program Manager’s business is dependent on the efficient and uninterrupted operation of computer network systems and data centers, including third party systems, and any disruption in the operations of these systems and data centers could materially and adversely affect our business.

The Program Manager’s ability to provide reliable service to its customers and other network participants depends on the efficient and uninterrupted operation of its computer network systems and data centers as well as those of our retail distributors, network acceptance members and third-party processors. The Program Manager’s business involves the movement of large sums of money, processing of large numbers of transactions and management of the data necessary to do both. Our success depends on the Program Manager’s account programs, including the Program Manager’s BaaS programs, as well as the Program Manager’s processing and settlement services, the efficient and error-free handling of the money that is collected, remitted or deposited in connection with the provision of the Program Manager’s products and services. The Program Manager relies on the ability of its employees, systems and processes and those of the banks that issue its cards, retail distributors, other business partners and third-party processors to process and facilitate these transactions in an efficient, uninterrupted and error-free manner. Their failure to do so could materially and adversely impact our operating revenues and results of operations.

The Program Manager’s systems and the systems of third-party processors are susceptible to outages and interruptions due to fire, natural disaster, power loss, telecommunications failures, software or hardware defects, terrorist attacks and similar events. The Program Manager uses both internally developed and third-party systems, including cloud computing and storage systems, for its services and certain aspects of transaction processing. Interruptions in the Program Manager’s service may result for a number of reasons.

Any damage to, or failure of, the Program Manager’s processes or systems generally, or those of its vendors (including as a result of disruptions at the Program Manager’s third-party data center hosting facilities and cloud providers), or an improper action by its employees, agents or third-party vendors, could result in interruptions in its service, causing customers, retail distributors and other partners to become dissatisfied with the Program Manager’s products and services or obligate the Program Manager to issue credits or pay fines or other penalties to them. Sustained or repeated process or system failures could reduce the attractiveness of the Program Manager’s products and services, including its BaaS platform, and result in contract terminations, thereby reducing operating revenue and harming our results of operations. Further, negative publicity arising from these types of disruptions could be damaging to the Program Manager’s and our reputation and may adversely impact use of the Program Manager’s products and services, including its BaaS platform, and adversely affect our ability to attract new customers and distributors. Additionally, some of our contracts with retail future distributors may contain service level standards pertaining to the operation of the Program Manager’s systems, and provide the retail distributor with the right to collect damages and potentially to terminate its contract with us for system downtime exceeding stated limits. If the Program Manager faces system interruptions or failures, our business interruption insurance may not be adequate to cover the losses or damages that we incur.

If the Program Manager is unable to keep pace with the rapid technological developments in its industry and the larger electronic payments industry necessary to continue providing its BaaS platform partners and cardholders with new and innovative products and services, the use of the Program Manager’s cards and other products and services could decline.

The electronic payments industry is subject to rapid and significant technological changes. We cannot predict the effect of technological changes on our business. The Program Manager relies, in part, on third parties for the development of, and access to, new technologies. We expect that new services and technologies applicable to our industry will continue to emerge, and these new services and technologies may be superior to, or render obsolete, the technologies we currently utilize through resale of the Program Manager’s products and services. Additionally, the Program Manager may make future investments in, or enter into strategic alliances to develop, new technologies and services or to implement infrastructure change to further its strategic objectives, strengthen its existing businesses and remain competitive. However, the Program Manager’s ability to transition to new services and technologies that it develops may be inhibited by a lack of industry-wide standards, by resistance from our retail distributors, its BaaS platform partners, third-party processors or consumers to these changes, or by the intellectual property rights of third parties. Since we are a reseller of the Program Manager’s prepaid, branded cards, our future success will depend, in part, on the Program Manager’s ability to develop new technologies and adapt to technological changes and evolving industry standards. These initiatives are inherently risky, and they may not be successful or may have an adverse effect on our business, financial condition and results of operations.

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Fraudulent and other illegal activity involving the Program Manager’s products and services could lead to reputational damage to us, reduce the use and acceptance of the Program Manager’s cards and reload network, and may adversely affect our financial position and results of operations.

Criminals are using increasingly sophisticated methods to engage in illegal activities using deposit account products (including prepaid cards), reload products, or customer information. Illegal activities involving the Program Manager’s products and services often include malicious social engineering schemes. Illegal activities may also include fraudulent payment or refund schemes and identity theft. The Program Manager relies upon third parties for transaction processing services, which subjects the Program Manager and its end customers to risks related to the vulnerabilities of those third parties. A single significant incident of fraud, or increases in the overall level of fraud, involving the Program Manager’s cards and other products and services, have in the past and could in the future result in reputational damage it and to us. Such damage could reduce the use and acceptance of the Program Manager’s cards and other products and services, cause retail distributors to cease doing business with us or lead to greater regulation that would increase the Program Manager’s compliance costs. Fraudulent activity could also result in the imposition of regulatory sanctions, including significant monetary fines on the Program Manager, which could adversely affect our business, results of operations and financial condition.

The Program Manager operates in a highly regulated environment, and failure by it, the banks that issue its cards, and the businesses that participate in its reload network to comply with applicable laws and regulations could have an adverse effect on our business, financial position and results of operations.

The Program Manager operates in a highly regulated environment, and failure by it, the banks that issue its cards or the businesses that participate in its reload network or other business partners to comply with the laws and regulations to which it is subject could negatively impact our business. The Program Manager is subject to state money transmission licensing requirements and a wide range of U.S. federal and other state laws and regulations. In particular, the Program Manager’s products and services are subject to an increasingly strict set of legal and regulatory requirements intended to protect consumers and to help detect and prevent money laundering, terrorist financing and other illicit activities. For example, the Program Manager is subject to the anti-money laundering reporting and recordkeeping requirements the Bank Secrecy Act (“BSA”), as amended by the PATRIOT Act. In addition, legal requirements relating to the collection, storage, handling, use, disclosure, transfer, and security of personal data continue to increase, along with enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations.

Many of these laws and regulations are evolving, can be unclear and inconsistent across various jurisdictions, and ensuring compliance with them is difficult and costly. Failure by the Program Manager or those businesses to comply with the laws and regulations to which they are or may become subject could result in fines, penalties or limitations on our ability to conduct our business, or federal or state actions, any of which could significantly harm the Program Manager’s and our reputation with consumers, banks that issue the Program Manager’s prepaid cards and regulators, and could materially and adversely affect our business, operating results and financial condition.

Changes in laws and regulations to which the Program Manager is subject, or to which they may become subject, may increase our costs of operation, decrease our operating revenues and disrupt our business.

The banking, financial technology, transaction processing service industries are highly regulated and, from time to time, the regulations affecting these industries, and the manner in which they are interpreted, are subject to change and legal action. Accordingly, changes in laws and regulations or the interpretation or enforcement thereof may occur that could increase our compliance and other costs of doing business, require significant systems redevelopment, or render the Program Manager’s products or services less profitable or obsolete, any of which could have an adverse effect on our results of operations. For example, the Program Manager could face more stringent anti-money laundering rules and regulations, as well as more stringent licensing rules and regulations, compliance with which could be expensive and time consuming. In addition, adverse rulings relating to the industries in which the Program Manager participates in the countries in which it and we operate could cause the Program Manager’s products and services to be subject to additional laws and regulations, which could make the Program Manager’s products and services, of which we are a reseller, less profitable.

If additional regulatory requirements were imposed on the sale of the Program Manager’s products and services, the requirements could lead to a loss of retail distributors, which, in turn, could materially and adversely impact our operations. Moreover, if the Program Manager’s products are adversely impacted by the interpretation or enforcement of these regulations or we or any of our retail distributors were unwilling or unable to make any such operational changes to comply with the interpretation or enforcement thereof, we would no longer be able to resell the Program Manager’s products and services through that noncompliant retail distributor, which could have a material adverse effect on our business, financial position and results of operations.

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From time to time, international, U.S. federal and state legislators and regulatory authorities, including state attorneys general, increase their focus on the banking and consumer financial services industries and may propose and adopt new legislation that could result in significant adverse changes in the regulatory landscape for financial institutions and financial services companies.

If new regulations or laws result in changes in the way the Program Manager is regulated, these regulations could expose the Program Manager to increased regulatory oversight, more burdensome regulation of its business, and increased litigation risk, each of which could increase the Program Manager’s costs which may decrease our operating revenues. Furthermore, limitations placed on fees we charge or the disclosures that must be provided with respect to the Program Manager’s products and services could increase our costs and may decrease our operating revenues.

Changes in rules or standards set by the payment networks, such as Visa and MasterCard, or changes in debit network fees or products or interchange rates, could adversely affect our business, financial position and results of operations.

The Program Manager is subject to association rules that could subject it to a variety of fines or penalties that may be levied by the card associations or networks for acts or omissions by the Program Manager or businesses that work with it, including card processors, such as MasterCard PTS. The termination of the card association registrations held by the Program Manager or any changes in card association or other debit network rules or standards, including interpretation and implementation of existing rules or standards, that increase the cost of doing business or limit the Program Manager’s ability to provide its products and services could have an adverse effect on our business, operating results and financial condition. In addition, from time to time, card associations may increase the fees that they charge, which could increase our operating expenses, reduce our profit margin and adversely affect our business, results of operations and financial condition.

Furthermore, we expect a substantial portion of our operating revenues to be derived from interchange fees. The amount of interchange revenues that we earn is highly dependent on the interchange rates that the payment networks set and adjust from time to time.

The enactment of the Dodd-Frank Act required the Federal Reserve Board to implement regulations that have substantially limited interchange fees for many issuers. While the interchange rates that may be earned by us are exempt from the limitations imposed by the Dodd-Frank Act, there can be no assurance that future regulation or changes by the payment networks will not impact our interchange revenues substantially. If interchange rates decline, whether due to actions by the payment networks or future regulation, we would likely need to change our fee structure to offset the loss of interchange revenues. However, our ability to make these changes will be limited by the terms of our future contracts and other commercial factors, such as price competition. To the extent we increase the pricing of the Program Manager’s products and services, we might find it more difficult to acquire consumers and to maintain or grow card usage and customer retention, and we could suffer reputational damage and become subject to greater regulatory scrutiny. The Program Manager’s may also have to discontinue certain products or services. As a result, our total operating revenues, operating results, prospects for future growth and overall business could be materially and adversely affected.

The Program Manager receives important services from third-party vendors. Replacing them would be difficult and disruptive to its business.

Some services relating to the Program Manager’s business, including fraud management and other customer verification services, transaction processing and settlement, card production, and customer service, are outsourced to third-party vendors. It would be difficult to replace some of the Program Manager’s third-party vendors in a timely manner if they were unwilling or unable to provide the Program Manager with these services during the term of their agreements with us and our business and operations could be adversely affected.

Our business could suffer if there is a decline in the use of prepaid cards as a payment mechanism or there are adverse developments with respect to the prepaid financial services industry in general.

As the prepaid financial services industry evolves, consumers may find prepaid financial services to be less attractive than traditional or other financial services. Consumers might not use prepaid financial services for any number of reasons, including the general perception of our industry, new technologies and a decrease in our distribution partners’ willingness to sell these products as a result of a more challenging regulatory environment. If consumers do not continue or increase their usage of prepaid cards, including making changes in the way prepaid cards are loaded, our operating revenues may decline. Any projected growth for the industry may not occur or may occur more slowly than estimated.

If consumer acceptance of prepaid financial services does not continue to develop or develops more slowly than expected or if there is a shift in the mix of payment forms, such as cash, credit cards, traditional debit cards and prepaid cards, away from our products and services, it could have a material adverse effect on our financial position and results of operations.

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A data security breach could expose the Program Manager to liability and protracted and costly litigation, and could adversely affect its and our reputation and operating revenues.

The Program Manager and its retail distributors, network acceptance members, third-party processors and the merchants that accept the Program Manager’s cards receive, transmit and store confidential customer and other information in connection with the sale and use of the Program Manager’s products and services. The Program Manager’s encryption software and the other technologies the Program Manager uses to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of its security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. The Program Manager’s network acceptance members, other business partners, third-party processors and the merchants that accept the Program Manager’s cards also may experience similar security breaches involving the receipt, transmission and storage of the Program Manager’s confidential customer and other information. Improper access to the Program Manager or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information.

A data security breach of the systems on which sensitive cardholder or other customer or end-customer data and account information are stored could lead to fraudulent activity involving the Program Manager’s products and services, reputational damage and claims or regulatory actions against the Program Manager and possibly us. If we are sued in connection with any data security breach, we could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, we might be forced to pay damages and/or change our business practices, any of which could have a material adverse effect on our operating revenues and profitability. The Program Manager would also likely have to pay (or indemnify the banks that issue our cards for) fines, penalties and/or other assessments imposed by Visa or MasterCard as a result of any data security breach. Further, a significant data security breach could lead to additional regulation, which could impose new and costly compliance obligations. In addition, a data security breach at one of the third-party banks that issue the Program Manager’s cards or at the Program Manager’s network acceptance members, other business partners, third-party processors or the merchants that accept the Program Manager’s cards could result in significant reputational harm to the Program Manager and, as a reseller of the Program Manager’s prepaid, branded cards, to us and cause the use and acceptance of the Program Manager’s cards or other products and services to decline, either of which could have a significant adverse impact on our operating revenues and future growth prospects.

Litigation or investigations could result in significant settlements, fines or penalties.

The Program Manager or we may be subject to securities class actions and other litigation or regulatory or judicial proceedings or investigations. The outcome of litigation and regulatory or judicial proceedings or investigations is difficult to predict. Plaintiffs or regulatory agencies or authorities in these matters may seek recovery of very large or indeterminate amounts, seek to have aspects of our business suspended or modified or seek to impose sanctions, including significant monetary fines. The monetary and other impact of these actions, litigations, proceedings or investigations may remain unknown for substantial periods of time. The cost to defend, settle or otherwise resolve these matters may be significant. Further, an unfavorable resolution of litigation, proceedings or investigations against us could have a material adverse effect on our business, operating results, or financial condition. If regulatory or judicial proceedings or investigations were to be initiated against the Program Manager or us by private or governmental entities, adverse publicity that may be associated with these proceedings or investigations could negatively impact our relationships with retail distributors and decrease acceptance and use of, and loyalty to, the Program Manager’s products and related services, and could impact the price of our Common Stock. In addition, such proceedings or investigations could increase the risk that we will be involved in litigation. The outcome of any such litigation is difficult to predict and the cost to defend, settle or otherwise resolve these matters may be significant. For the foregoing reasons, if regulatory or judicial proceedings or investigations were to be initiated against us by private or governmental entities, our business, results of operations and financial condition could be adversely affected or our stock price could decline.

We may be unable to adequately protect our brand and third parties may allege that we are infringing their intellectual property rights.

The “Monetiva” brand is important to our business, and we plan to utilize trademark registrations and other means to protect it. Our business would be harmed if we were unable to protect our brand against infringement and its value was to decrease as a result.

The Program Manager may be unable to adequately protect its brand and its intellectual property rights related to its products and services and third parties may allege that it is infringing their intellectual property rights.

The Program Manager’s brands and marks are important to its business, and it utilizes trademark registrations and other means to protect them. The Program Manager’s business would be harmed if it was unable to protect its brand against infringement and its value was to decrease as a result.

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The Program Manager relies on a combination of patent, trademark and copyright laws, trade secret protection and confidentiality and license agreements to protect the intellectual property rights related to the Program Manager’s products and services. The intellectual property rights of the Program Manager could be challenged, invalidated or circumvented.

The Program Manager may unknowingly violate the intellectual property or other proprietary rights of others and, thus, may be subject to claims by third parties. These assertions may increase over time as a result of growth and the general increase in the pace of patent claims assertions, particularly in the U.S. Because of the existence of a large number of patents in the mobile technology field, the secrecy of some pending patents, and the rapid rate of issuance of new patents, it is not economically practical or even possible to determine in advance whether a product or any of its elements infringes or will infringe on the patent rights of others. Regardless of the merit of these claims, the Program Manager may be required to devote significant time and resources to defending against these claims or to protecting and enforcing its own rights. The Program Manager might also be required to develop a non-infringing technology or enter into license agreements and there can be no assurance that licenses will be available on acceptable terms and conditions, if at all. Some of our intellectual property rights may not be protected by intellectual property laws, particularly in foreign jurisdictions. The loss of the Program Manager’s intellectual property or the inability to secure or enforce its intellectual property rights or to defend successfully against an infringement action could harm our business, results of operations, financial condition and prospects.

The Program Manager is exposed to losses from customer accounts.

Fraudulent activity involving the Program Manager’s products may lead to customer disputed transactions, for which the Program Manager may be liable under banking regulations and payment network rules. The Program Manager’s fraud detection and risk control mechanisms may not prevent all fraudulent or illegal activity. To the extent the Program Manager incurs losses from disputed transactions, our business, results of operations and financial condition could be materially and adversely affected.

Additionally, the Program Manager’s cardholders can incur charges in excess of the funds available in their accounts, and the Program Manager may become liable for these overdrafts. While the Program Manager declines authorization attempts for amounts that exceed the available balance in a cardholder’s account, the application of card association rules, the timing of the settlement of transactions and the assessment of the card’s monthly maintenance fee, among other things, can result in overdrawn accounts.

Maintenance fee assessment overdrafts occur as a result of the Program Manager charging a cardholder, pursuant to the card’s terms and conditions, the monthly maintenance fee at a time when he or she does not have sufficient funds in his or her account. The Program Manager’s remaining overdraft exposure arises primarily from late-posting. A late-post occurs when a merchant posts a transaction within a payment network-permitted timeframe but subsequent to the Program Manager’s release of the authorization for that transaction, as permitted by card association rules. Under card association rules, the Program Manager may be liable for the amount of the transaction even if the cardholder has made additional purchases in the intervening period and funds are no longer available on the card at the time the transaction is posted.

Economic, political and other conditions may adversely affect trends in consumer spending.

The electronic payments industry, including the prepaid financial services segment within that industry, depends heavily upon the overall level of consumer spending. If conditions in the U.S. become uncertain or deteriorate, we may experience a reduction in the number of our accounts that are purchased or reloaded, the number of transactions involving the Program Manager’s prepaid, branded cards and the use of our reload network and related services. A sustained reduction in the use of the Program Manager’s products and related services, either as a result of a general reduction in consumer spending or as a result of a disproportionate reduction in the use of card-based payment systems, would materially harm our business, results of operations and financial condition.

We must be able to operate and scale our technology effectively.

The Program Manager’s ability to continue to provide its products and services to network participants, as well as to enhance its existing products and services and offer new products and services, is dependent on its information technology systems. If the Program Manager is unable to manage and scale the technology associated with its business effectively, it could experience increased costs, reductions in system availability and losses of its network participants. Any failure of our systems in scalability and functionality would adversely impact our business, financial condition and results of operations.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Pierre Sawaya. We have an employment agreement in place with Mr. Sawaya. If we lose key employees, our business may suffer. Furthermore, our future success will also depend, in part, on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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Our future success depends on our ability to attract, integrate, retain and incentivize key personnel.

Our future success will depend, to a significant extent, on our ability to attract, integrate, retain and recognize key personnel, namely our management team and experienced sales, marketing and program and technology development personnel. Replacing departing key personnel can involve organizational disruption and uncertainty. We do not carry “key-man” life insurance on the lives of any of its executives, employees or advisors. We experience transitions among our executive officers from time to time. If we fail to manage any future transitions successfully, we could experience significant delays or difficulty in the achievement of our development and strategic objectives and our business, financial condition and results of operations could be materially and adversely harmed. We must retain and motivate existing personnel, and we must also attract, assimilate and motivate additional highly-qualified employees. We may experience difficulty in managing transitions and assimilating our newly-hired personnel, which may adversely affect our business. Competition for qualified management, sales, marketing and program and technology development personnel can be intense. Competitors may in the future attempt to recruit our top management and employees. If we fail to attract, integrate, retain and incentivize key personnel, our ability to manage and grow our business could be harmed.

We might require additional capital to support our business in the future, and this capital might not be available on acceptable terms, or at all.

If our unrestricted cash and cash equivalents balances and any cash generated from operations are not sufficient to meet our future cash requirements, we will need to access additional capital to fund our operations. We may also need to raise additional capital to take advantage of new business or acquisition opportunities. We may seek to raise capital by, among other things:

●	issuing additional shares of our Common Stock or other equity securities;

●	issuing convertible or other debt securities; and

●	borrowing funds under a credit facility.

We may not be able to raise needed cash in a timely basis on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our Common Stock. In addition, if we were to raise cash through a debt financing, the terms of the financing might impose additional conditions or restrictions on our operations that could adversely affect our business. If we require new sources of financing but they are insufficient or unavailable, we would be required to modify our operating plans to take into account the limitations of available funding, which would harm our ability to maintain or grow our business.

The occurrence of catastrophic events could damage our facilities or the facilities of third parties on which we depend, which could force us to curtail our operations.

We and some of the third-party service providers on which we depend for various support functions, such as customer service and card processing, are vulnerable to damage from catastrophic events, such as power loss, natural disasters, terrorism and similar unforeseen events beyond our control. Our principal offices, for example, are situated in southern California near known earthquake fault zones. If any catastrophic event were to occur, our ability to operate our business could be seriously impaired. In addition, we might not have adequate insurance to cover our losses resulting from catastrophic events or other significant business interruptions. Any significant losses that are not recoverable under our insurance policies, as well as the damage to, or interruption of, our infrastructure and processes, could seriously impair our business and financial condition.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, which could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. If we are unable to maintain adequate internal control over financial reporting, we might be unable to report our financial information on a timely basis and might suffer adverse regulatory consequences. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. We have in the past and may in the future discover areas of our internal financial and accounting controls and procedures that need improvement. Our internal control over financial reporting will not prevent or detect all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company will be detected. If we are unable to maintain proper and effective internal controls, we may not be able to produce accurate financial statements on a timely basis, which could adversely affect our ability to operate our business and could result in regulatory action, and could require us to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

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Changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies could adversely affect our financial condition and results of operations.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported value of our assets or liabilities and results of operations and are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. If those assumptions, estimates or judgments were incorrectly made, we could be required to correct and restate prior period financial statements. Accounting standard-setters and those who interpret the accounting standards (such as the Financial Accounting Standards Board, the SEC and banking regulators) may also amend or even reverse their previous interpretations or positions on how various standards should be applied. These changes can be difficult to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the need to revise and republish prior period financial statements.

Risks Related to Our Financial Condition

There are doubts about our ability to continue as a going concern.

We are a development stage enterprise and have recently commenced planned principal operations. We have not earned any revenues and have incurred losses of $782,831 and $829,412 for the fiscal years ended December 31, 2019 and 2020, respectively, and losses of $229,379 for the three months ended March 31, 2021. These factors raise substantial doubt about our ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital, when needed, could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations, and stock price and require us to curtail or cease operations, sell off our assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

Pandemics, natural disasters and geo-political events could adversely affect our business.

Pandemics, natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers, could adversely affect our business.

Our management has a limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, our management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, our management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

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These risks are described in more detail herein. Our future growth will depend substantially on our ability to address these and the other risks described herein. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate significant revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in a rapidly transforming industry. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect to earn revenues and grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, generating revenues throughout the year and keeping operating expenses below revenue levels in order to achieve positive cash flows, none of which can be assured.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	establish definitive business strategies, goals and objectives;

●	maintain a system of management controls; and

●	attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for it to retain and attract talented and skilled directors and officers.

In the future, we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify its officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for it to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $150,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Related to Ownership of Our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty reselling the shares registered in this prospectus.

There is presently no demand for our common stock and no public market exists for the shares being registered for resales in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Markets. The OTC Markets is a regulated quotation service that displays real-time quotes, last sale prices and volume information. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you own. In such case, you may find that you are unable to liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The price of Common Stock may be volatile.

In the recent past, stocks generally, and financial services company stocks in particular, have experienced high levels of volatility. If we are able to develop a public market for our common stock, the trading price may be highly volatile. The trading price of our Common Stock will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. Factors that could cause fluctuations in the trading price of our Common Stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	significant volatility in the market prices and trading volumes of financial services company stocks;

●	actual or anticipated changes in our results of operations or fluctuations in our operating results;

●	actual or anticipated changes in the expectations of investors or the recommendations of any securities analysts who follow our Common Stock;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	business disruptions and costs related to shareholder activism;

●	litigation and investigations or proceedings involving us, our industry or both or investigations by regulators into our operations or those of our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	general economic conditions;

●	changes to the markets in which our Common Stock is traded; and

●	sales of shares of our Common Stock by us or our stockholders.

In the past, many companies that have experienced volatility in the market price of their stock have become subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Our Common Stock may be thinly traded and, as a result, our stockholders may be unable to sell at or near ask prices or at all if they need to sell their shares to raise money or otherwise desire to liquidate their shares.

If we are able to develop a public market for our common stock, it may be sporadically traded on the OTC Markets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as us or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, if we are able to develop a public market for our common stock, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give shareholders any assurance that, if we are able to develop a public market for our common stock, a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that trading levels will be sustained.

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If we are able to develop a public market for our common stock, the market may be particularly volatile given our status as a relatively unknown company which will likely have a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations our share price. If we are able to develop a public market for our common stock, the price at which a shareholder purchases our shares may not be indicative of the price that will prevail in the trading market. If we are able to develop a public market for our common stock, our shareholders may be unable to sell their shares at or above the purchase price, which may result in substantial losses to our shareholders.

If we are able to develop a public market for our common stock, the market for our shares of Common Stock will be characterized by significant price volatility when compared to seasoned issuers. The volatility in our share price will be attributable to a number of factors. First, as noted above, our shares will be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold into the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of significant revenue or profit to date, and the uncertainty of future market acceptance for our products and services. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. If we are able to develop a public market for our common stock, the following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures, our capital commitments, and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

If we are able to develop a public market for our common stock, our shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, if we are able to develop a public market for our common stock, our management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our Common Stock.

We do not currently anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on investment will only occur if our stock price appreciates.

If we are able to develop a public market for our common stock, Our Common Stock will likely be deemed a “penny stock,” which would make it more difficult for our shareholders to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements would not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that file reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Our charter documents and Delaware law could discourage, delay or prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Our Certificate of Incorporation and Bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it more difficult for stockholders to nominate directors for election to our board of directors and take other corporate actions. These provisions, among other things:

●	provide for non-cumulative voting in the election of directors;

●	authorize our board of directors, without stockholder approval, to issue preferred stock with terms determined by our board of directors and to issue additional shares of our Common Stock; and

●	provide that only our board of directors may set the number of directors constituting our board of directors or fill vacant directorships.

These and other provisions in our Certificate of Incorporation and Bylaws, as well as provisions under Delaware law, could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our Common Stock and result in the trading price of our Common Stock being lower than it otherwise would be.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

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You should read this prospectus and the documents that we have filed as exhibits to this prospectus with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

MARKET FOR OUR COMMON STOCK

Market Information

Prior to the filing of the Registration Statement, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Pink or OTCQB designation with OTC Markets Group. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

The OTC Markets is a dealer-driven quotation service. Unlike the Nasdaq, companies cannot directly apply to be quoted on the OTC Markets, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq or on a national securities exchange is eligible.

It is not possible to predict or guaranty where, if at all, the securities of the Company will be traded in the future.

Availability of Rule 144

We were a shell company prior to December 30, 2020. Rule 144 is not available for the resale of securities issued by companies that are, or previously were, shell companies, such as our company, unless certain conditions are met. Paragraph (i) of Rule 144 prohibits the use of the rule for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company, except where the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, our shareholders will not be able to sell their shares of our common stock under Rule 144 at least prior to the one-year anniversary of December 30, 2020.

Holders

As of the close of business on July 27, 2021, we had approximately 56 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed Issuer Direct, 1 Glenwood Ave., Suite 1001, Raleigh, NC 27603, to act as transfer agent for the common stock.

Dividends

We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. We anticipate that any earnings generated from future operations will be used to finance our operations. No restrictions exist upon our ability to pay dividends.

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Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2020, there were no equity compensation plans either approved by or not approved by our shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Cautionary Note Concerning Factors That May Affect Future Results

This prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements.

Forward-looking statements relate to future events and typically address our expected future business and financial performance. Words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “should,” “could,” “forecast” and other words and terms of similar meaning, typically identify such forward-looking statements. In particular, these include, among others, statements relating to:

●	The unprecedented impact of COVID-19 pandemic on our business, customers, employees, consultants, service providers, stockholders, investors and other stakeholders

●	the timing and volume of purchases and use of our products and services by our customers;

●	our ability to effectively sell our products through direct-to-consumer initiatives;

●	the timing and success of new product or service introductions by us or our competitors;

●	changes in the level of interchange rates that can be charged;

●	fluctuations in customer retention rates;

●	changes in the mix of products and services that we sell;

●	changes in the mix of retail distributors through which we sell our products and services;

●	the timing of commencement of new product development and initiatives, the timing of costs of existing product roll-outs and the length of time we must invest in those new products, channels or retail distributors before they generate material operating revenues;

●	changes in our or our competitors’ pricing policies or sales terms;

●	costs associated with significant changes in our risk policies and controls;

●	the amount and timing of costs related to the acquisition of complementary businesses;

●	the amount and timing of costs of any major litigation to which we are a party;

●	disruptions in the performance of our products and services, including interruptions in the services we provide to other businesses, and the associated financial impact thereof;

●	the amount and timing of capital expenditures and operating costs related to the maintenance and expansion of our business, operations and infrastructure;

●	continued low interest rate environment or interest rate volatility;

●	accounting charges related to impairment of goodwill and other intangible assets;

●	our ability to control costs, including third-party service provider costs and sales and marketing expenses in an increasingly competitive market;

●	volatility in the trading price of our Common Stock, which may lead to higher or lower stock-based compensation expenses; and

●	changes in the political or regulatory environment affecting the banking or electronic payments industries.

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We are a development stage enterprise and were incorporated in the State of Delaware on July 22, 2016. From inception through the date of this prospectus, we did not generate any revenue and incurred expenses and operating losses, as part of our development stage activities. We have experienced a net loss of $829,412 for the year ended December 31, 2020, have negative cash flows from operating activities of $871,368, and an accumulated deficit of $2,201,429 at December 31, 2020.

We anticipate that we will need substantial working capital over the next 12 months to continue as a going concern and to expand our operations to distribute, sell and market products and solutions. Our independent auditors have expressed substantial doubt about our ability to continue as a going concern. Unless we are able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt about our ability to continue as a going concern. We intend to make an equity offering of our common stock for the acquisition and operation expenses. If we cannot raise the required cash, we will issue additional shares of our common stock in lieu of cash.

Our Current Business

Our primary objective is to offer prepaid card and money remittance services to under-banked, underserved markets and foreign workers. We are supported by an experienced management team with extensive background and qualifications in our core business, including prepaid card issuance, program management, third party processing technology and banking regulatory and compliance. We are a start-up company in the developmental phase of the business cycle. We are building a website payment system and Mobile payment application with the latest payment technology and remittance and currencies platform. Currently, we are contemplating engaging with business partners in the United States and globally to assist with circulation of the Program Manager’s prepaid cards.

We intend to utilize EndlessOne Global, Inc., a Nevada corporation (the “Program Manager,” “E1G,” or “EndlessOne Global”) prepaid card services to provide prepaid cards to under-banked consumers, primarily targeting foreign workers. The primary services to be offered are centered on the issuance of MasterCard credit and debit cards to qualified consumers in the U.S. Our business rollout is intended to be implemented in phases. Phase I of development includes targeting and establishing relationships with partner companies in both U.S., Mexico and India. Business relationships will be secured to implement domestically issued prepaid cards and financial services in each of those markets. Our aim by this development phase is to enable a low cost, efficient solution to both the U.S. account holders and their respective family and friends in partner countries. Our accounts are designed to enable foreign workers to have their payroll deposited directly into the Mastercard serviced by us. Card recipients will then be able to pay bills, send money abroad and utilize the Mastercard to access ATMs and make purchases at retail merchants. Services will also be provided to enable card loading of funds through retail merchant locations. We also intend to implement value added programs such as loyalty discounts that shall be provided as part of the card benefits. Phase I is still under way; however, although relationships have been established, no agreements have been entered into. We expect to conclude Phase I of our business plan in Fall 2021.

After successful rollout of Phase I development programs, we intend to expand to additional countries and territories as part of its Phase II development plan. We will provide the same services to these new territories. Phase II territories are likely to include China, Europe, Pakistan, Philippines and United Arab Emirates. Phase II is still under way; however, although relationships have been established, no agreements have been entered into. We expect to conclude Phase I of our business plan in Winter 2021-22.

Our Strategy

To successfully grow and expand our business, we intend to deploy the following primary marketing strategies:

●	Target foreign immigrants in the U.S, by metro area;

●	Establish ambassadors (sales and marketing representatives) in high density metro areas;

●	Setup internet infrastructure to enable family\friend issuance in each market, utilizing digital marketing to drive traffic to our domain;

●	Utilize retail distribution partners;

●	Utilize accountholder incentives to create a viral referral base to bring in new accountholders; and

●	Add new products and services to existing accountholders to generate increased usage per accountholder;

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Once we have deployed these primary strategies in the U.S., cross marketing to the other countries will be implemented using the same strategy (e.g., U.S. to the Philippines and Canada to Mexico).

Metro Area Marketing

We have identified several primary metropolitan areas and sub-market areas to focus our U.S.-based marketing into the foreign worker concentrated markets. These areas include Los Angeles, San Francisco, San Diego, Houston, Dallas, New York, Chicago, Washington D.C., Atlanta, Miami and the surrounding area sub-markets. We intend to secure representatives in each of these markets to setup distribution points with foreign market centric services including organizations related to religion, healthcare, community, and employment. The representatives will include direct employees and bank approved independent agents. Deeper expansion into other metropolitan markets will be evaluated and prioritized once we have met our initial primary business objectives.

Internet Access and Marketing

Our website will be developed to easily enable accountholder registration in the U.S. and provide access to registration in each of the home markets through our issuing partners. This will allow effective communications to the consumers in each market while utilizing the KYC verification and compliance process that has already been established through the existing systems.

Social Media and Digital Marketing will be used to target consumers. We also intend to affiliate with websites and brands that focus on the same consumer markets.

Retail Distribution Partners

We are in discussions with several retail chains to offer the Monetiva Card through their retail distribution network. The cards will be available for immediate activation and loading from the local stores. Once KYC is provided and verified, the cards will be converted from non-reloadable to reloadable and available for personalization if requested. Inventory control will be established with each retail partner.

Accountholder Incentives

The foreign worker communities generally provide a cohesive network that enables incentive programs for one account holder to refer friends or family. We intend to provide the referring account holder with valued incentives to bring others into our program.

Value-added Services

We have developed relationships and intend to develop future relationships with third-party providers who provide and will provide a suite of value-added services to increase the value of the service offering to accountholders including: retail discounts, healthcare discounts, usage points, long distance telephone, bill-paying, etc. These services are intended to drive more transaction activity and new accountholder traffic.

Global Remittance Market

We are focused on select remittance corridors to enable us to specialize in the scope, value and quality of services. According to the migrationdataportal.org2, the volume of remittances from the U.S. to the target markets in 2019 was projected to be as follows:

Receiving Country	USD in billions
Mexico	$38.7
India	$82.2
China	$70.3
Philippines	$35.1

Results of Operations for years ended December 31, 2020 and 2019

Our results of operations for the years ended December 31, 2020 and 2019 included the operations of the Company. We reported a net loss of $829,412 and $782,831 for the years ended December 31, 2020 and 2019 applicable to our common stockholders. The losses primarily resulted from recording consulting fees, rent, payroll, travel and other general and administrative expenses as operating expenses.

2 https://migrationdataportal.org/themes/remittances

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Liquidity and Capital Resources

Cash and cash equivalents were $30,514 and $253,100 at December 31, 2020 and 2019, respectively. As shown in the accompanying financial statements, we recorded a net loss of $829,412 for the year ended December 31, 2020. Our working capital at December 31, 2020 was $707,134, and net cash used in operating activities for the year ended December 31, 2020 was $871,368. These factors and our ability to raise additional capital to accomplish our objectives, raise doubt about our ability to continue as a going concern. We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses and the development of our current business operations. We anticipate generating only minimal revenues over the next twelve months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

Operating Activities

Net cash used in operating activities for the year ended December 31, 2020 was $871,368, primarily attributable due to our net loss of $829,412, and a net decrease in operating assets over operating liabilities of $41,956. We recorded an increase in prepaid expenses of $329,125 primarily due to prepayments made to E1G for acquisition of BINs and $71,450 prepaid for software development of mobile applications, increase in accrued liabilities of $43,596, and increase in accrued payroll of officer of $243,573. Net cash used in operating activities for the year ended December 31, 2019 was $1,303,291, primarily attributable to our net loss of $782,831, common stock issued for services valued at $1,200, and a net increase in operating assets over operating liabilities of $521,660. We recorded an increase in prepaid expenses of $666,800 primarily due to prepayments of $609,300 made to the Program Manager for acquisition of BINs and $57,500 for prepaid rent, decrease in accrued liabilities of $60,136, increase in accrued payroll of officer of $213,100, and decrease in deferred rent of $7,960.

Investing Activities

Net cash provided by investing activities for the year ended December 31, 2020 and 2019 was $0, respectively.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2020 was $648,782 primarily due to the cash proceeds of $360,000 received from sale of common stock to investors and business promotors, cash proceeds of $250,000 received from common stock subscriptions receivable, cash proceeds of $38,782 received from an officer for a short-term unsecured advance for our working capital needs. Net cash provided by financing activities for the year ended December 31, 2019 was $1,546,352 primarily due to the cash proceeds of $1,371,752 received from sale of common stock to investors and business promotors, cash proceeds of $230,000 from common stock subscriptions receivable, cash payments of $55,000 to a stockholder for a short-term unsecured loan for our working capital needs.

As a result of the above activities, we experienced a net decrease in cash of $222,586 for the year ended December 31, 2020. Our ability to continue as a going concern is still dependent on our success in obtaining additional financing from investors or from sale of our common shares.

Results of Operations for the Three Months ended March 31, 2021 and 2020

Our results of operations for the three months ended March 31, 2021 and 2020 included the operations of the Company. We reported a net loss of $229,379 and $202,745 applicable to the Company’s common stockholders for the three months ended March 31, 2021 and 2020, respectively. The increase in loss in 2021 resulted primarily due to the increase in officer’s compensation expense, professional and consulting expenses, and other general and administrative expenses.

Liquidity and Capital Resources

Our cash balance at March 31, 2021 was $3,889 as compared to $30,514 at December 31, 2020. As shown in the accompanying condensed financial statements, we recorded a net loss of $229,379 for the three months ended March 31, 2021. Our accumulated deficit at March 31, 2021 was $2,430,808 and net cash used in operating activities for the three months ended March 31, 2021 was $235,023. These factors and our ability to raise additional capital to accomplish our objectives, raises doubt about our ability to continue as a going concern. We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses and the development of our current business operations. We anticipate generating only minimal revenues over the next twelve months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

From February 2, 2018 through May 22, 2021, we were engaged in private exempt offerings in reliance on Regulation D, Rule 506, whereby we raised a total amount of $3,092,252, which was immediately made available to us to cover our operating expenses and other development costs. We presently do not have any significant credit available, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. We will need to acquire other profitable entities or obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

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To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned service development and marketing efforts, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

●	Curtail our operations significantly, or

●	Seek arrangements with strategic partners or other parties that may require us to relinquish significant rights to technology platform and correlated services, or

●	Explore other strategic alternatives including a merger or sale of our Company.

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2021 was $235,023 which resulted primarily from our net loss of $229,379, and net change in operating assets and liabilities of $5,644, attributable to increase in prepaid expenses of $67,800 primarily due to prepaid deposits towards BIN, decrease in accrued liabilities of $3,728, and increase in accrued payroll of officer of $65,884. Net cash used in operating activities for the three months ended March 31, 2020 was $237,408 which resulted primarily from our net loss of $202,745, and net change in operating assets and liabilities of $34,663, attributable to increase in prepaid expenses of $110,500 due to prepaid deposits towards BIN, increase in accrued liabilities of $15,942, and increase in accrued payroll of officer of $59,895.

Investing Activities

Net cash provided by investing activities for the three months ended March 31, 2021 and 2020, was $0.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2021 was $208,399 primarily due to cash received from the officer of $18,399 for the Company’s working capital requirements, cash proceeds from sale of common stock of $80,000, cash received from stock subscriptions received in advance of $100,000, and cash proceeds of $10,000 from stock subscriptions receivable. Net cash provided by financing activities for the three months ended March 31, 2020 was $270,000, primarily due to cash received from sale of common stock of $70,000 and cash proceeds of $200,000 received in advance from stock subscriptions.

As a result of the above activities, we experienced a net decrease in cash of $26,625 for the three months ended March 31, 2021. Our ability to continue as a going concern is still dependent on our success in obtaining additional financing from investors or from sale of our common shares.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have prepared in accordance with GAAP. We believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Development Stage and Capital Resources

We have devoted substantially all of our efforts to business planning since our inception on July 22, 2016. Accordingly, we are considered to be in the development stage. We have not generated revenues from our operations, and we will not commence generating revenues until sometime during the second quarter of 2021.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B. We did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special-purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Concentration of Credit Risk

We maintain our cash in bank and financial institution deposits that at times may exceed federally insured limits. We have not experienced any losses in such accounts through December 31, 2020. Our bank balances have exceeded FDIC insured amounts at times during the years ended December 31, 2020 and 2019, respectively.

Recent Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On March 5, 2021, we engaged Haynie & Company (“Haynie”) as our independent accountant to audit our financial statements. During our two most recent fiscal years or subsequent interim period, we did not consult with Haynie regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Haynie provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during our two most recent fiscal years or subsequent interim period, we have not consulted Haynie on any matter that was the subject of a disagreement or a reportable event.

BUSINESS AND PROPERTIES

Historical Background

Monetiva Inc. was incorporated in the State of Delaware on July 22, 2016 and was formerly known as Lark Street Acquisition Corporation. In August 2016, Lark Street Acquisition Corporation filed a registration statement with the SEC on Form 10 by which it became a public reporting company.

On March 14, 2017, the Company effected a change of control by cancelling an aggregate of 20,000,000 shares of common stock of existing shareholders, accepting the resignations of its then existing officers and directors, electing a new officer and sole director and issuing 8,000,000 shares of common stock to the new shareholder. In connection with the change of control, the sole director of the Company and its board of directors unanimously approved the change of the Company’s name from Lark Street Acquisition Corporation to American Standard Wallet, Inc.

On November 1, 2017, the Company effected a change of control whereby then existing owner Mr. James Koh, the sole shareholder, officer and director of the Company, sold all 8,000,000 of his shares of the Company’s common stock to Mr. Pierre Sawaya. The Company accepted the resignation of Mr. Koh as the existing officer and director, electing a new officer and sole director upon issuance of the shares to Mr. Sawaya. In connection with the change of control, Mr. Sawaya, the sole shareholder and director of the Company unanimously approved the change of the Company’s name from American Standard Wallet, Inc. to Monetiva Inc.

Effective April 16, 2021, pursuant the settled Order between the SEC and the Company, the registration of each class of the Company’s securities registered pursuant to Section 12 of the Exchange Act was revoked due to failure to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder.

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General Overview

Through our agreement with our program manager, EndlessOne Global, Inc., a Nevada corporation (the “Program Manager,” “E1G,” or “EndlessOne Global”), we are a reseller of an all-in-one prepaid, branded card to be serviced by the Program Manager which we believe has numerous user benefits. Through our relationship with our Program Manager, we are aiming to provide innovative payout solutions and prepaid cards to consumers. Unlike other prepaid card distributors and companies, we specifically aim to target those customers who are unbanked, or non-bankable, and who have needs crossing international borders. Beta stage of the Program Manager’s platform has been completed; however, no revenues have been derived therefrom.

According to the 2018 data from the Federal Reserve, there are an estimated 55 million adults currently residing in the U.S. who are unbanked or underbanked.3 This means that about 17% of the entire U.S. population has difficulties utilizing the standard banking system. This is our target group customers. Through our relationship with the Program Manager, we will earn our revenues mostly through commissions derived from monthly fees charged to customers to the Program Manager provided by us for the issued general purpose reloadable prepaid card, reloading fees, ATM withdrawal fees, and card to card money transaction fees. We will be acting as an independent sales representative of the Program Manager and we will not receive revenue from customer contracts, which will be executed with the Program Manager.

To date, we have not generated any revenues from our planned business and our business is in a development stage. Beta stage of the Program Manager’s platform has been completed; however, no revenues have been derived therefrom.

We are currently headquartered in Newport Beach, California.

Our Current Business

Our primary objective is to offer prepaid card and money remittance services to under-banked, underserved markets and foreign workers. We are supported by an experienced management team with extensive background and qualifications in our core business, including prepaid card issuance, program management, third party processing technology and banking regulatory and compliance. We are a start-up company in the developmental phase of the business cycle. We are building a website payment system and Mobile payment application with the latest payment technology and remittance and currencies platform. Currently, we are engaged with business partners in the United States and Globally.

We intend to utilize EndlessOne Global, Inc., a Nevada corporation (the “Program Manager,” “E1G,” or “EndlessOne Global”) prepaid card services to provide prepaid cards to under-banked consumers, primarily targeting foreign workers. The primary services to be offered are centered on the issuance of MasterCard credit and debit cards to qualified consumers in the U.S. Our business rollout is intended to be implemented in phases. Phase I of development includes targeting and establishing relationships with partner companies in both U.S., Mexico and India. Business relationships will be secured to implement domestically issued prepaid cards and financial services in each of those markets. Our aim by this development phase is to enable a low cost, efficient solution to both the U.S. account holders and their respective family and friends in partner countries. Our accounts are designed to enable foreign workers to have their payroll deposited directly into the Mastercard issued by us. Card recipients will then be able to pay bills, send money abroad and utilize the Mastercard to access ATMs and make purchases at retail merchants. Services will also be provided to enable card loading of funds through retail merchant locations. We also intend to implement value added programs such as loyalty discounts that shall be provided as part of the card benefits. Phase I is still under way; however, although relationships have been established, no agreements have been entered into. We expect to conclude Phase I of our business plan in Fall 2021.

After successful rollout of Phase I development programs, we intend to expand to additional countries and territories as part of its Phase II development plan. We will provide the same services to these new territories. Phase II territories are likely to include China, Europe, Pakistan, Philippines and United Arab Emirates. Phase II is still under way; however, although relationships have been established, no agreements have been entered into. We expect to conclude Phase I of our business plan in Winter 2021-22.

Our Strategy

To successfully grow and expand our business, we intend to deploy the following primary marketing strategies:

●	Target foreign immigrants in the U.S, by metro area;

●	Establish ambassadors (sales and marketing representatives) in high density metro areas;

●	Setup internet infrastructure to enable family\friend issuance in each market, utilizing digital marketing to drive traffic to our domain;

●	Utilize retail distribution partners;

●	Utilize accountholder incentives to create a viral referral base to bring in new accountholders; and

●	Add new products and services to existing accountholders to generate increased usage per accountholder;

3 https://en.wikipedia.org/wiki/Unbanked#:~:text=The%20unbanked%20in%20the%20United%20States,-The%20unbanked%20are&text=The%20Federal%20Reserve%20estimated%20there,state%20Mississippi%2C%20at%2016.4%25

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Once we have deployed these primary strategies in the U.S., cross marketing to the other countries will be implemented using the same strategy (e.g., U.S. to the Philippines and Canada to Mexico).

Metro Area Marketing

We have identified several primary metropolitan areas and sub-market areas to focus our U.S.-based marketing into the foreign worker concentrated markets. These areas include Los Angeles, San Francisco, San Diego, Houston, Dallas, New York, Chicago, Washington D.C., Atlanta, Miami and the surrounding area sub-markets. We intend to secure representatives in each of these markets to setup distribution points with foreign market centric services including organizations related to religion, healthcare, community, and employment. The representatives will include direct employees and bank approved independent agents. Deeper expansion into other metropolitan markets will be evaluated and prioritized once we have met our initial primary business objectives.

Internet Access and Marketing

Our website will be developed to easily enable accountholder registration in the U.S. and provide access to registration in each of the home markets through our issuing partners. This will allow effective communications to the consumers in each market while utilizing the KYC verification and compliance process that has already been established through the existing systems.

Social Media and Digital Marketing will be used to target consumers. We also intend to affiliate with websites and brands that focus on the same consumer markets.

Retail Distribution Partners

We are in discussions with several retail chains to offer the Monetiva Card through their retail distribution network. The cards will be available for immediate activation and loading from the local stores. Once KYC is provided and verified, the cards will be converted from non-reloadable to reloadable and available for personalization if requested. Inventory control will be established with each retail partner.

Accountholder Incentives

The foreign worker communities generally provide a cohesive network that enables incentive programs for one account holder to refer friends or family. We intend to provide the referring account holder with valued incentives to bring others into our program.

Value-added Services

We have developed a suite of value-added services to increase the value of the service offering to accountholders including: retail discounts, healthcare discounts, usage points, long distance telephone, bill-paying, etc. These services are intended to drive more transaction activity and new accountholder traffic.

Global Remittance Market

We are focused on select remittance corridors to enable us to specialize in the scope, value and quality of services. According to the migrationdataportal.org4, the volume of remittances from the U.S. to the target markets in 2019 was projected to be as follows:

Receiving Country	USD in billions
Mexico	$38.7
India	$82.2
China	$70.3
Philippines	$35.1

4 https://migrationdataportal.org/themes/remittances

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Competition

The competitive landscape for traditional prepaid cards and remittance products is sizable with leaders such as NetSpend, Green Dot, Western Union and MoneyGram. However, we do not compete directly with any of these companies, as we offer hybrid prepaid card services using a unique approach of customer acquisition and product delivery.

Each of these competitors has established itself with a market position that enables it to meet consumer requirements such as low cost and convenience. Our market position is, however, intended to provide prepaid services at a price below major competitors such as Western Union, focusing on value-added services to both the senders and receivers, and working within the metropolitan markets and communities to establish our value. Our business model is further differentiated through our implementation of the domestic card issuance in each of the participating countries. This allows us to expedite the transfers and provide additional payment services to the cardholders in the receiving countries.

The traditional method of remittances is for consumers to go to retail locations and send funds (using services like Western Union and Moneygram) to their home country where the beneficiary goes to a retail location and picks up their money. We have combined the prepaid card market solution with electronic remittances. Our hybrid solution enables consumers in the sending country to obtain a prepaid card to be used to have their payroll deposited directly to their card (similar to Netspend and Green Dot) and simultaneously have the beneficiary receive a prepaid card issued in their home country. Through our technology the sender can electronically transfer funds from their card directly to the beneficiary card; eliminating the need for either party to go to a retail location to facilitate the remittance. Remittance can be done 24 hours and seven days a week and instantaneously.

Technology

We are implementing our technical strategy through a combination of utilizing the “best of breed” solutions available in the market and adding new functionality and solutions to meet the requirements within each market. We are establishing relationships in the partner countries and will be utilizing technology through the platforms that exist today. Each market has specific regulatory requirements that require certain controls and reporting. This approach will allow us to maintain the proper risk and compliance controls as defined within each country. We will utilize PCI compliant technology branded under “Monetiva” to bring the systems together and provide a consistent solution to the accountholders.

Implementing a global solution requires us to maintain a secure and flexible approach to meet the regulatory standards across each of our intended markets that can vary across each country. In some markets we can operate a single multi-region solution whereas in other markets we are required to implement a technology platform within the country to meet regulatory requirements.

With the global variations in mind, we are partnering with companies who have a turnkey solution and experience in certain markets and have established secure operating facilities. As volumes within markets justify, we will determine the most efficient approach to migrate toward.

We are building relationships in Mexico with individuals and entities that have been providing Prepaid Card solutions to the Mexican government and many other large establishments and have both issuing and money remittance licenses. The Program Manager’s technology will enable us to interconnect the systems while their technology will enable us to monitor the activity.

We are building relationships in India with individuals and entities that have established a network of over 30 banks utilizing their payment solutions including prepaid cards and Wallets. The Program Manager will interconnect our systems and again utilize their infrastructure to manage the portfolio.

In the U.S., we have already contracted with the Program Manager to provide the prepaid card processing infrastructure. In addition, we have consultants working to develop easy-to-use consumer portals, mobile solutions and interfaces to manage consumer information across local markets.

The primary focus is to deliver high quality technical solutions, meeting payment industry data security requirements, regulatory compliance for consumer protection and anti-money laundering and flexible architecture to enable an integrated suite of solutions to think globally while operating locally.

Regulatory and Compliance

Although the Program Manager is subject to extensive government regulation, as a reseller, we are not subject to the same regulations. If the Program Manager fails to comply with government regulations applicable to it, it could have a material adverse effect on our business.

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As a reseller, our business operations will be subject to various U.S and foreign laws, regulations and policies, including the Bank Secrecy Act (BSA), as amended by the US Patriot Act; Anti-Money Laundering (AML) methods, especially considering BSA; Office of Foreign Assets Control (OFAC) requirements; consumer compliance regulations; and electronic marketing and criminal trends. Failure to comply with such laws, regulations and policies could result in civil and criminal penalties, as well as termination of material business relationships.

Manuals have been developed with regards to complying with required laws, regulations, brand guidelines and bank rules so as to:

●	Comply with policies

●	Comply with applicable regulatory requirements

●	Detect and prevent money laundering and terrorist financing

●	Recognize the penalties of noncompliance

●	Identify suspicious activity and transactions

●	Maintain proper records and reporting

We are committed to maintaining compliance with all required laws, regulations, brand guidelines and bank rules. We intend to implement continuing training to ensure such compliance by the Company and our employees.

U.S. Securities Laws

When this Registration Statement becomes effective, we will be subject to regulations by U.S. federal and state securities laws as a public company, including the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

Employees

As of July 27, 2021, we had one employee, Mr. Pierre Sawaya, our President, who is a full-time employee.

Effective November 15, 2017, we entered into an Employment Agreement with Mr. Sawaya. The terms of the agreement are stated in more detail below.

At any given time, we will also engage 2-5 independent contractors.

Properties

We executed a month-to-month cancellable operating lease, leasing office space in an executive suite, commencing on January 1, 2019 for $169 per month for the nine months and increasing to $203 per month starting October 1, 2019 and to $219 effective October 1, 2020. This office space is located at 5000 Birch Street, West Tower, Suite 3000, Newport Beach, CA 92660 and is only used for a mailing address and for telephone reception.

On May 24, 2019, we executed a month-to-month rental agreement to lease furnished premises. The lease term commenced June 1, 2019 for a one-year term with a monthly rent of $11,500 per month. On June 24, 2020, the landlord agreed to extend the lease term through the earlier of August 31, 2020 or the end of COVID -19 period which will be defined as when the state of California officially announces the end of COVID 19 and all businesses resume normal activities including international flights, and reduced the month-to-month rent to $8,500 per month. Once the COVID 19 period has ended, the rent will be increased to the current market rate which will be defined as the greater of $11,500 per month or the rate agreed to by the parties after obtaining sufficient market data.

This space is located at 25166 Rockridge Road, Laguna Hills, CA 92653. This residence is used by management of the Company for business purposes only and not personal purposes. Industry partners require an office and our executive officer has a residence elsewhere.

We believe that our facilities are adequate for our needs for the remainder of the lease term and, in the opinion of the Company’s management; the properties are adequately covered by insurance.

LEGAL PROCEEDINGS

At the present time we are not involved or engaged in any legal proceedings. From time to time however, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

Current Management

The following table sets forth information concerning our directors and executive officers:

Name	Position	Age	Term
Pierre Sawaya	President, Secretary, Chairman, and Director*	58	November 1, 2017-Present

*	Mr. Sawaya is the sole officer and director of the Company and its majority shareholder.

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

There are no agreements or understandings for Mr. Sawaya to resign as either an officer or director at the request of another person and he is not acting on behalf of nor will act at the direction of any other person.

Business Experience of Executive Officers and Directors

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Pierre Sawaya: Mr. Sawaya has served as the President, Secretary, sole Director and Chairman of the Board of the Company since November 1, 2017. From November 2016 until May 2017 Mr. Sawaya served as the CEO of Global CashSpot, which was a start-up company in the prepaid card business. Mr. Sawaya founded EndlessOne Global Inc. in 2011 and served as its CEO until October 2016. EndlessOne Global Inc. provides debit and prepaid cards with comprehensive services and upfront reward packages, and has become a leading international payment card issuer, transaction processor, program manager and financial software technology company. EndlessOne Global Inc. is a turnkey provider of financial products and services, focusing on money remittance, prepaid and financial instruments and management tools for those underserved by traditional bank channels.

Code of Ethics.

We do not have in place an adopted Code of Ethics pursuant to rules described in Regulation S-K. We currently have only one person who was the sole majority shareholder and who serves as the only director and officer. We have minimal operations or business and have not generated any revenues. Due to this, we do not believe the adoption of Code of Ethics would serve the primary purpose of such a code to provide a manner of conduct as the development, execution and enforcement of such a code would be by the same persons and only persons to whom such code applied. At such time as we commence more significant business operations, the current officers and directors will recommend that such a code be adopted. We also do not currently maintain a website on which to post a Code of Ethics.

Corporate Governance

We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

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Family Relationships

There are no family relationships between any of our directors and executive officers.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.

Certain Relationships and Related Transactions

We entered into an employment agreement with our President, Pierre Sawaya, on November 1, 2017 as an inducement for Mr. Sawaya’s time and services to be contributed to the Company. The agreement provides for an initial term of one year, which automatically renews for successive one-year periods unless either party provides 90 days prior written notice of non-renewal. The agreement entitled Mr. Sawaya to a sign-on bonus of 12,000,000 shares of our common stock; which were awarded concurrently with execution of the agreement on November 1, 2017, but which were not issued until January 14, 2019. The agreement provides for (i) an annual salary equal of $180,000, subject to applicable tax withholding and payable in accordance with the Company’s normal payroll practices and provided that payment of amounts of the salary may be deferred at the election of Mr. Sawaya, (ii) four weeks paid vacation, (iii) incentive payments, benefits and long-term incentives to the extent we maintain such plans.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following named executive officers for all services rendered in all capacities to our company for the years ended December 31, 2020 and 2019.

Summary Compensation Table

Name and principal position	Year	Salary ($)		Total ($)
Pierre Sawaya, President, Secretary, Chairman, and Director(1)	2020	243,573	(1)	243,573
	2019	217,800	(1)	217,800

(1)	All compensation in the form of salary owed pursuant to the employment agreement has been unpaid and is being deferred by Mr. Sawaya. The Company intends to defer payment of executive’s salary compensation until the Company has sufficient amounts to fund both the Company’s operations and executive’s salary.

Sawaya Employment Agreement

We entered into an employment agreement with our President, Pierre Sawaya, on November 1, 2017 as an inducement for Mr. Sawaya’s time and services to be contributed to the Company. The agreement provides for an initial term of one year, which automatically renews for successive one-year periods unless either party provides 90 days prior written notice of non-renewal. The agreement entitled Mr. Sawaya to a sign-on bonus of 12,000,000 shares of our common stock; which were awarded concurrently with execution of the agreement on November 1, 2017, but which were not issued until January 14, 2019. The agreement provides for (i) an annual salary equal of $180,000, subject to applicable tax withholding and payable in accordance with the Company’s normal payroll practices and provided that payment of amounts of the salary may be deferred at the election of Mr. Sawaya, (ii) four weeks paid vacation, (iii) incentive payments, benefits and long-term incentives to the extent we maintain such plans.

We may terminate the agreement without “cause” at any time upon 90 days prior written notice or for cause, subject to a 30-day cure period. If the agreement is terminated without “cause,” then any unvested incentive awards, stock options restricted stock, phantom shares or similar awards held by Mr. Sawaya shall fully vest. If Mr. Sawaya terminates the agreement for good reason or the agreement terminates as a result of death or complete disability, then Mr. Sawaya or his heirs will be entitled to the same treatment as if he was terminated without cause. Mr. Sawaya may terminate the agreement at any time upon 90 days prior written notice.

If following a change of control, the agreement is terminated within 24 months thereafter, then Mr. Sawaya will be entitled to (a) a cash lump sum payment equal to four times his then base salary, (b) accelerated vesting of all outstanding options to purchase common stock of the Company, and continuation of comparable medical benefits for a period of 18 months.

Except for Mr. Sawaya, during the years ended December 31, 2020 and 2019, no other officer or director received any compensation for services rendered to the Company. Additionally, except for Mr. Sawaya, no other officer and/or director has or is accruing any compensation pursuant to any agreement with the Company.

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No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Except for Mr. Sawaya, the Company has had no other employment contracts with its executives or employees but may enter into such contracts in the future.

Equity Awards

No equity awards were granted to our named executive officers during the years ended December 31, 2020 or 2019.

Compensation of Directors

During the years ended December 31, 2020 and 2019, Mr. Sawaya served as our sole director and his compensation is disclosed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information with respect to beneficial ownership has been furnished for each director, named executive officer, executive officer, or beneficial owner of more than 5% of our common stock. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of June 4, 2021 are deemed outstanding for purposes of computing such person’s percentage ownership, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership including the number and percentage of shares owned is determined in accordance with Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”) and is generally determined by voting power and/or investment power with respect to securities. The percentage of beneficial ownership is based on 27,374,598 shares of common stock of the Company issued and outstanding as of July 27, 2021.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Monetiva, Inc., 5000 Birch Street, West Tower, Suite 3000, Newport Beach, CA 92660.

Name and Address of Beneficial Owners	Amount of Beneficial Ownership	Percent of Outstanding Stock
Pierre Sawaya, President, Secretary Chairman, and Director	20,000,000	73.06%

All Executive Officers and Directors as a Group (1 person)	20,000,000	73.06%

>5% Shareholders
Millard Chiang	1,480,000	5.41%
200 E. 69th St. New York, NY 10021

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders named below of shares of the Company’s common stock. References in this prospectus to the “selling stockholder(s)” includes the selling stockholders listed below, and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

The selling stockholders will offer their shares at $0.50 per share or, upon quotation of our Common Stock on an established public trading market (including the OTCQB), at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

The distribution of the selling stockholders’ shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling stockholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the shares.

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We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. We will not receive any portion or percentage of any of the proceeds from the sale of the shares.

The following table sets forth ownership of shares held by each person who is a selling stockholder.

Name	Amount Beneficial Ownership Before Offering	Percentage of Common Stock Owned Before Offering[1]	Amount to be Offered for the Security Holder’s Account	Amount to be Beneficially Owned After Offering[1]	Percentage of Common Stock Owned After Offering[2]
Rula Alami	36,000	*	36,000	0	0%
Dean Robert Beaulieu	5,264	*	5,264	0	0%
Luca Ceretti	60,000	*	60,000	0	0%
Sandrine Bevernaege Ceretti	20,000	*	20,000	0	0%
Catherine Chiang	500,000	1.82%	500,000	0	0%
Millard Chiang	1,480,000	5.41%	1,480,000	0	0%
Alice Chiang	50,000	*	50,000	0	0%
Carrie Chiang	500,000	1.82%	500,000	0	0%
Anthony Del Rio	200,000	*	200,000	0	0%
Katherine Victoria Dorman	50,000	*	50,000	0	0%
Courtney Chiang Dorman	500,000	1.82%	500,000	0	0%
Andrew Gaylord Dorman	50,000	*	50,000	0	0%
Rabih El Fadel	40,000	*	40,000	0	0%
Stephanie El Fadl	200,000	*	200,000	0	0%
Rola El-Alami	30,000	*	30,000	0	0%
Antonio Halais Frangieh	80,000	*	80,000	0	0%
Heba Grizot	240,000	*	240,000	0	0%
Boutros G. Hajnasr	1,000,000	3.65%	1,000,000	0	0%
Rami Houri	200,000	*	200,000	0	0%
Rami Hourie	100,000	*	100,000	0	0%
Hans Hrechdakian	100,000	*	100,000	0	0%
Jad Kazan	3,334	*	3,334	0	0%
Nabih Khouri	40,000	*	40,000	0	0%
Maher Kilajian	100,000	*	100,000	0	0%
Robert Brian Knasin	16,000	*	16,000	0	0%
Jacques Landry	50,000	*	50,000	0	0%
Robert Mayberry & Samar Mayberry	20,000	*	20,000	0	0%
Samir Mehta	72,500	*	72,500	0	0%
Aastha Mehta	5,000	*	5,000	0	0%
Nima Moniri	44,000	*	44,000	0	0%
Julia Oliveira	5,000	*	5,000	0	0%
Paras Diamond Corp.	12,500	*	12,500	0	0%
Rexin Investment Management Co Ltd	500,000	1.82%	500,000	0	0%
Richard Rochmeler & Paucette Rochmeler	5,000	*	5,000	0	0%
Steven Rom	20,000	*	20,000	0	0%
Danny Romo	20,000	*	20,000	0	0%
Gordon Chiang Sather	20,000	*	20,000	0	0%
Leila Niente Sather	20,000	*	20,000	0	0%
Cynthia Chiang Sather	500,000	1.82%	500,000	0	0%
Gordon Chiang Sather	30,000	*	30,000	0	0%
Leila Niente Sather	30,000	*	30,000	0	0%
Jane Chiang Sieh	50,000	*	50,000	0	0%
Gregory Terchick & Amy Terchick	50,000	*	50,000	0	0%
Spencer Ting	25,000	*	25,000	0	0%
Stefanie Ting	25,000	*	25,000	0	0%
Alex Abensur Ting	5,000	*	5,000	0	0%
Max Abensur Ting	5,000	*	5,000	0	0%
Lucas Ting	5,000	*	5,000	0	0%
Stanley Veely Ting	50,000	*	50,000	0	0%
Stanley Ting	50,000	*	50,000	0	0%
Oliver Ting	5,000	*	5,000	0	0%
Conner Chiang Weber	50,000	*	50,000	0	0%
TOTAL	7,274,598		7,274,598	0	0%

*Less than 1%

1 Based upon 27,374,598 shares outstanding.

2 Based upon 27,374,598 shares outstanding after the offering.

31

Each of the selling stockholders received his, her, or its shares in private offerings of the Company from February 2018 to March 2021.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares, which the selling shareholder has the right to acquire within 60 days. Except for as noted above, none of our selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

The authorized capital stock of Monetiva Inc. consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 27,374,598 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the Bylaws, copies of which are filed as exhibits to this Registration Statement.

Description of our Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Description of our Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. We have no present plans to issue any preferred stock.

32

Convertible Securities

As of the date hereof, we do not have any outstanding convertible securities.

Transfer Agent

Our transfer agent is Issuer Direct whose address is 1 Glenwood Ave., Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult: (1) acquisition of us by means of a tender offer; (2) acquisition of us by means of a proxy contest or otherwise; or (3) removal of our incumbent officers and directors. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.

Undesignated Preferred Stock. Our board of directors has the ability to authorize undesignated preferred stock, which allows the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any unsolicited attempt to change control of our company. This ability may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by the affirmative vote of 2/3 of the Board of Directors, our President, any executive Vice President or by 2/3 of any class entitled to vote.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Delaware corporation for three years following the date these persons become interested stockholders. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15.0% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.

PLAN OF DISTRIBUTION

General

The selling stockholders may seek an underwriter, broker-dealer or selling agent to sell the shares. Except for as disclosed herein, as of the date of this prospectus, no selling stockholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the shares. We have no arrangements, nor has it entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the shares.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the shares by the selling stockholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

33

The selling stockholders are not obligated to sell any or all of the shares under this prospectus. Further, they are may transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than under this prospectus.

The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with. If any of the shares offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, the subsequent holders could not use this prospectus until a post-effective amendment to the registration statement of which this prospectus is a part or a prospectus supplement is filed naming such holders.

The selling stockholders and any other person participating in the sale of the shares may be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares being distributed. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

The Company intends to maintain the currency and accuracy of this prospectus for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Resales of the Shares under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(a)(1) and 4(a)(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the shares in the secondary market will be made pursuant to Section 4(a)(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Business Legal Advisors, LLC.

EXPERTS

Our financial statements for the years ended December 31, 2020 and 2019 were audited by Hayne & Company, and are included in reliance upon such reports given upon the authority of Hayne & Company, as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-_________) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Monetiva Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our annual report. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Monetiva Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Monetiva Inc. (the Company) as of December 31, 2019 and 2020, and the related statements of operation, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has suffered recurring losses from operations, negative cash flow from operating activities, and not generated any revenues since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

June 4, 2021

Salt Lake City, Utah

We have served as the Company’s auditor since 2021

F-1

MONETIVA INC.

BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS

Current Assets
Cash	$30,514	$253,100
Prepaid expenses	1,346,405	1,017,280
Rent deposit	25,000	25,000
Total Current Assets	1,401,919	1,295,380

Total Assets	$1,401,919	$1,295,380

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accrued liabilities	$121,070	$77,474
Accrued payroll - officer	534,933	291,360
Payable to officer	38,782	-
Total Current Liabilities	694,785	368,834

Total Liabilities	694,785	368,834

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding at December 31, 2020 and 2019, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 26,944,598 shares and 26,611,264 shares issued and outstanding at December 31, 2020 and 2019, respectively	2,695	2,661
Additional paid-in capital	2,795,868	2,425,902
Stock subscriptions received in advance	250,000	-
Stock subscriptions receivable	(140,000)	(130,000)
Accumulated deficit	(2,201,429)	(1,372,017)
Total Stockholders’ Equity	707,134	926,546

Total Liabilities and Stockholders’ Equity	$1,401,919	$1,295,380

The accompanying notes are an integral part of these financial statements.

F-2

MONETIVA INC.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2020	December 31, 2019

Revenue	$-	$-

Cost of Revenue	-	-

Gross Profit	-	-

Operating Expenses
General and administrative	829,412	844,456
Total Operating Expenses	(829,412)	(844,456)

Other Income (Expense)
Interest expense	-	-
Rental income	-	61,625
Total Other Income (Expense)	-	61,625

Loss before Income Taxes	(829,412)	(782,831)

Provision for Income Tax	-	-

Net Loss	$(829,412)	$(782,831)

Loss per Share - Basic and Diluted	$(0.03)	$(0.03)

Weighted Average Shares Outstanding - Basic and Diluted	26,848,787	23,025,035

The accompanying notes are an integral part of these financial statements.

F-3

MONETIVA INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Common Stock		Additional Paid-in	Stock Subscriptions Received	Stock Subscriptions	Accumulated	Total Stockholders’
	Shares	Amount	Capital	in Advance	Receivable	Deficit	Equity

Balance - January 1, 2019	8,000,000	$800	$4,312	$690,500	$-	$(589,186)	$106,426

Common stock issued as compensation to officer	12,000,000	1,200	-	-	-	-	1,200

Common stock issued for stock subscriptions	5,611,264	561	1,921,690	(690,500)	-	-	1,231,751

Common stock subscriptions receivable	1,000,000	100	499,900	-	(130,000)	-	370,000

Net loss	-	-	-	-	-	(782,831)	(782,831)

Balance - December 31, 2019	26,611,264	2,661	2,425,902	-	(130,000)	(1,372,017)	926,546

Common stock issued for stock subscriptions	330,000	33	359,967	-	-	-	360,000

Common stock subscriptions receivable	3,334	1	9,999	-	(10,000)	-	-

Common stock subscriptions received in advance	-	-	-	250,000	-	-	250,000

Net loss	-	-	-	-	-	(829,412)	(829,412)

Balance - December 31, 2020	26,944,598	$2,695	$2,795,868	$250,000	$(140,000)	$(2,201,429)	$707,134

The accompanying notes are an integral part of these financial statements.

F-4

MONETIVA INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2020	December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(829,412)	$(782,831)
Adjustment to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	1,200
Changes in Operating Assets and Liabilities:
(Increase) in prepaid expense	(329,125)	(666,800)
Decrease in rent deposits	-	136
Increase (Decrease) in accrued liabilities	43,596	(60,136)
Increase in accrued payroll of officer	243,573	213,100
(Decrease) in deferred rent	-	(7,960)
Net Cash Used in Operating Activities	(871,368)	(1,303,291)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from (payments to) officer	38,782	(400)
Cash payments on loan payable	-	(55,000)
Cash proceeds from sale of common stock	360,000	1,371,752
Cash received from stock subscriptions received in advance	250,000	-
Cash proceeds from stock subscriptions receivable	-	230,000
Net Cash Provided By Financing Activities	648,782	1,546,352

Net (Decrease) Increase in Cash	(222,586)	243,061

Cash - Beginning of the Period	253,100	10,039

Cash - End of the Period	$30,514	$253,100

Supplemental Disclosures of Cash Flows
Cash paid for Interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Common stock issued for stock subscriptions received in advance	$-	$690,500
Common stock issued for stock subscriptions receivable	$10,000	$360,000

The accompanying notes are an integral part of these financial statements.

F-5

MONETIVA INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

Monetiva Inc. (formerly known as American Standard Wallet, Inc. and Lark Street Acquisition Corporation, or “Monetiva” or the “Company”), a Delaware corporation, was incorporated on July 22, 2016 under the laws of the state of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and investors.

As of June 4, 2021, the Company has a total of 27,274,598 shares of common stock issued and outstanding. Of all shares issued and outstanding, a total of 20,000,000 common shares have been issued to the Company’s Board of Director and Founder of the Company, representing approximately 73.33% of the total shares issued and outstanding as of the date of this Report.

Impact of COVID-19

During the year ended December 31, 2020, the effects of a new coronavirus (“COVID-19”) and related actions to attempt to control its spread began to impact our business. The impact of COVID-19 on our operating results for the year ended December 31, 2020 was limited, in all material respects, due to the government mandated numerous measures, including closures of businesses, limitations on movements of individuals and goods, and the imposition of other restrictive measures, in its efforts to mitigate the spread of COVID-19 within the country.

On March 11, 2020, the World Health Organization designated COVID-19 as a global pandemic. Governments around the world have mandated, and continue to introduce, orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, significant restrictions on travel, as well as work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has introduced significant volatility in the financial markets.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of the Company’s management, the financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-6

Going Concern

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The Company has not yet generated any revenue and has suffered operating losses since July 22, 2016 (Inception Date) to date and may not allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $829,412 for the year ended December 31, 2020, used net cash flows in operating activities of $871,368, and has an accumulated deficit of $2,201,429 as of December 31, 2020. These factors, among others raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. These accounting policies conform to GAAP in all material respects and have been consistently applied in preparing the accompanying financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $30,514 and $253,100 as of December 31, 2020 and 2019, respectively.

Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share as of December 31, 2020 and 2019, respectively.

Leases

The Company has operating leases for its offices. Management determines if an arrangement is a lease at inception of the contract and whether a contract is or contains a lease by determining whether it conveys the right to control the use of the identified asset for a period of time. If the contract provides the Company the right to substantially all of the economic benefits from the use of the identified asset and the right to direct the use of the identified asset, the Company consider it to be, or contain, a lease. The Company records a right-of-use asset and a corresponding lease liability based on the present value of the minimum lease payments. The lease term used in the calculation of right-of-use assets and lease liabilities include renewal and termination options that are reasonably certain to be exercised. Leases with an initial term of twelve months or less are not recorded on the balance sheet and the related lease expense is recognized on a straight-line basis over the lease term. Our leases do not provide an implicit borrowing rate, and we estimate the Company’s incremental borrowing rate to discount the lease payments based on information available at lease commencement.

F-7

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, prepaid expenses, rent deposits and accrued liabilities. The Company believes that the recorded values of all the financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits with balance in excess of federally insured limits of $250,000 insured by the Federal Deposit Insurance Corporation (“FDIC”).The Company has not experienced any losses in such accounts. The amount exceeding FDIC insured limits was $0 and $3,100 at December 31, 2020 and 2019, respectively.

Recent Accounting Pronouncements

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

F-8

The Company adopted the new standard on January 1, 2019 using the modified retrospective approach. The Company has elected to apply the transition method that allows companies to continue applying the guidance under the lease standard in effect at that time in the comparative periods presented in the financial statements and recognize a cumulative-effect adjustment to the opening balance of retained earnings on the date of adoption. The Company also elected the “package of practical expedients”, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs.

Results for reporting periods beginning after January 1, 2019 are presented under the new standard, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Upon adoption of the new lease standard, on January 1, 2019, the Company capitalized right-of-use (“ROU”) assets of $124,524 and $132,485 of lease liabilities, within the Company’s balance sheets upon adoption. Additionally, the Company reversed its deferred rent liability of $7,960, which upon adoption became a component of the right-of-use asset. The adoption of this standard did not have an impact on the Company’s statement of operations or cash flows and did not result in a cumulative catch-up adjustment to the opening balance of retained earnings.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2023, although early adoption is permitted. The Company is in the process of evaluating the impact of this new guidance on its financial statements.

Other accounting standards that have been issued or proposed by FASB and do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – PREPAID EXPENSES

The Company has made prepayments to Endless One Global (“E1G”) with regard to E1G’s service in providing data processing, transaction processing and related services for the prepaid debit accounts created for the Company’s customers. Prepayments to E1G were $1,274,955 and $959,780 (see NOTE 8 Service Agreement), prepaid rent was $25,000 and $25,000, and prepayment to a vendor for development of mobile and web applications of $71,450 and $0, as of December 31, 2020 and 2019, respectively. The Company has obtained the approval and received the Business Identification Numbers (“BINs”) from the respective banks in the United States, Mexico, and United Arab Emirates, and expects to start its business operations by September 15, 2021.

NOTE 4 – ACCRUED LIABILITIES

The Company has recorded accrued liabilities primarily consisting of consulting and professional fees, rent, payroll taxes and franchise taxes of $121,070 and $77,474 as of December 31, 2020 and 2019, respectively.

NOTE 5 – ACCRUED PAYROLL - OFFICER

The Company has recorded accrued and unpaid payroll liability to its Chief Executive Officer (the “Officer”) of $534,933 and $291,360 as of December 31, 2020 and 2019, respectively. The Company has recorded $243,573 and $217,800 as payroll expense of the Officer for the years ended December 31, 2020 and 2019, respectively (See NOTE 8). The Officer received $0 in cash or stock compensation for the year ended December 31, 2020, and $3,500 in cash compensation and 12,000,000 shares of common stock valued at $1,200 as bonus compensation for the year ended December 31, 2019  .

F-9

NOTE 6 – PAYABLE TO OFFICER

The Officer has occasionally advanced funds to the Company for its working capital requirements. The funds advanced by the Officer are unsecured, non-interest bearing, and due on demand. The funds advanced were $38,782 and $0 at December 31, 2020 and 2019, respectively.

NOTE 7 – LEASES

The Company adopted the new standard on January 1, 2019 using the modified retrospective approach. The Company has elected to apply the transition method that allows companies to continue applying the guidance under the lease standard in effect at that time in the comparative periods presented in these financial statements and recognize a cumulative-effect adjustment to the opening balance of retained earnings on the date of adoption. The Company also elected the “package of practical expedients”, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs.

Results for reporting periods beginning after January 1, 2019 are presented under the new standard, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Upon adoption of the new lease standard, on January 1, 2019, the Company capitalized right-of-use (“ROU”) assets of $124,524 and $132,485 of lease liabilities, within the Company’s condensed balance sheets upon adoption. Additionally, the Company reversed its deferred rent liability of $7,960, which upon adoption became a component of the right-of-use asset. The adoption of this standard did not have an impact on the Company’s statement of operations or cash flows and did not result in a cumulative catch-up adjustment to the opening balance of retained earnings.

On February 9, 2018, the Company executed a non-cancellable operating lease for its principal office with the lease commencing March 1, 2018 for a period of 21 months maturing on November 30, 2019. The Company paid a security deposit of $25,136. The base rent of the lease was $12,202 for the first twelve months, increasing to $12,568 from the month thirteen to month twenty-one. The lease had a provision for rent abatement for the monthly rent of April 2018. The lease terminated on November 30, 2019. The Company recorded rent expense of $129,554 for this non-cancellable lease for its principal office for the year ended December 31, 2019.

The Company executed a month-to-month cancellable operating lease, leasing office space in an executive suite, commencing on January 1, 2019 for $169 per month. The monthly rent increased to $203 effective October 1, 2019, and to $291 effective October 1, 2020. The Company recorded rent expense of $2,490 and $2,130 for the years ended December 31, 2020 and 2019, respectively.

On May 24, 2019, the Company executed a month-to-month rental agreement to lease furnished premises. The lease term commenced June 1, 2019 for a one-year term with a monthly rent of $11,500 per month and terminates on May 31, 2020. The landlord required a security deposit of $15,000 on the commencement date of the lease, and an additional $10,000 security deposit on November 1, 2019. On May 30, 2019, the Company paid to the landlord security deposit of $15,000 and prepaid the rent of $69,000 for the six months ended November 30, 2019. On October 1, 2019, pursuant to the terms of the lease agreement, the Company paid to the landlord an additional security deposit of $10,000 and prepaid rent of $69,000 for the six months term starting December 1, 2019 to May 31, 2020. On June 24, 2020, the landlord agreed to extend the lease term through the earlier of August 31, 2020 or the end of COVID -19 period, and reduced the month-to-month rent to $8,500 per month. All other terms of the original lease remained the same. The Company recorded a rent expense of $117,000 and $80,500 for the years ended December 31, 2020 and 2019, respectively. In addition, the Company recorded a rent deposit of $25,000 as of December 31, 2020 and 2019, respectively.

The Company has recorded total rent expense of $119,490 and $212,184 for all its leases for the years ended December 31, 2020 and 2019, respectively.

F-10

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Employment Agreement with Officer

On November 1, 2017, the Company entered into an employment agreement with its Officer for a one-year term, which shall be automatically renewed for successive one-year periods unless either party gives ninety (90) calendar days written notice of nonrenewal prior to the expiration of the then-current term. The Company granted 12,000,000 shares of its common stock to the Officer as a sign-on bonus valued at $1,200, and agreed to pay an annual base salary of $180,000 provided that the Officer’s base salary may be reduced to the extent that Officer elects to defer any portion thereof under the terms of any deferred compensation or savings plan maintained by the Company. In addition to the eligibility for consideration of merit-based increases in the discretion of the Board of Directors, Officer’s base salary will be increased effective January 1, of each year during the term commencing January 1, 2018 by ten percent (10%) (See NOTE 5).

Service Agreement

On January 15, 2018, the Company entered into an agreement with E1G whereby, E1G agreed to provide data processing, transaction processing and related services for the prepaid debit accounts created for the Company’s customers for a period of five years. The agreement required a one-time upfront fee of $250,000 for each of the three (3) countries - USA, Mexico and India, for a total fee of $750,000 to initiate the process to establish three (3) Business Identification Numbers (“BINs”).   Thereafter, the term will automatically be renewed for one (1) year period unless terminated by either party upon providing a written notice. On or about September 30, 2019, the Company entered into an oral agreement with E1G to provide data processing, transaction processing and related services for the prepaid debit accounts created for the Company’s customers in four additional countries China, Pakistan, Philippines and United Arab Emirates. All other terms and conditions to remain the same as per the January 15, 2018 agreement with E1G. The Company will pay E1G the processing fees as forth in the Agreement, any special fees, new products and technologies introduced by E1G (See NOTE 3).

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable. The Company was not aware of any loss contingencies as of December 31, 2020 and 2019, respectively.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company’s capitalization at December 31, 2020 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

Common Stock

On January 14, 2019, the Company issued 12,000,000 shares of its common stock to its Officer as a sign-on bonus.

On January 14, 2019, the Company issued 1,616,000 shares of its common stock to investors and business promotors who had subscribed for the Company’s common stock during the year ended December 31, 2018.

On January 14, 2019, the Company issued 1,000,000 shares of its common stock to an investor who had subscribed for the Company’s common stock on September 24, 2018 for the purchase price of $0.50 per share. The Company has received from the subscriber $370,000 in cash consideration as of December 31, 2019 and 2020, respectively. As a result, the Company has recorded $130,000 as subscriptions receivable as of December 31, 2019 and 2020, respectively.

On February 25, 2019, the Company issued 50,000 shares of its common stock to two investors who had subscribed for the Company’s common stock in November 2018.

F-11

On February 27, 2019, an investor executed a stock subscription agreement to purchase 5,264 shares of common stock of the Company at $1.90 per share. The investor paid $10,002 to the Company on February 27, 2019. On October 10, 2019, the Company issued to the investor 5,264 shares of common stock for the stock subscriptions.

On March 14, 2019, a former stockholder executed a stock subscription agreement to purchase 3,155,000 shares of common stock for $0.25 per share. The Company received a cash consideration of $788,750 from the shareholder between March 14, 2019 and June 17, 2019. On October 10, 2019, the Company issued 2,030,000 shares of common stock to the stockholder and the remaining 1,125,000 shares of common stock were distributed between the seventeen (17) family members pursuant to the stockholder’s instructions.

On March 20, 2019, an investor executed a stock subscription agreement to purchase 50,000 shares of common stock of the Company at $2.00 per share. On March 27, 2019, the subscriber paid $100,000 to the Company for the stock subscriptions. On October 10, 2019, the Company issued to the investor 50,000 shares of common stock for the stock subscriptions.

On April 3, 2019, an investor executed a stock subscription agreement to purchase 8,000 shares of common stock of the Company at $2.00 per share. The investor paid $16,000 to the Company on April 3, 2019. The Company issued the 8,000 shares of common stock to the investor on October 10, 2019.

On April 9, 2019, an investor advanced the Company $4,000 towards the purchase of 16,000 shares of common stock. The Company has recorded $4,000 as stock subscriptions received in advance as of June 30, 2019. On October 10, 2019, the Company issued to the stockholder 16,000 shares of common stock for these stock subscriptions.

On May 16, 2019, an investor executed a stock subscription agreement to purchase 200,000 shares of common stock of the Company at $0.50 per share. The Company received cash consideration of $100,000 from the investor on May 16, 2019. The Company issued the 200,000 shares of common stock to the investor on October 10, 2019.

On June 14, 2019, an investor executed a stock subscription agreement to purchase 5,000 shares of common stock of the Company at $2.00 per share. The Company received the cash consideration of $10,000 from an investor on July 10, 2019. On October 10, 2019, the Company issued to the investor 5,000 shares of its common stock for stock subscriptions.

On June 17, 2019, an investor executed a stock subscription agreement to purchase 240,000 shares of common stock of the Company at $0.25 per share. The subscriber had paid $60,000 to the Company on July 16, 2019 for the purchase of the common stock. The Company issued 240,000 shares of common stock to the investor on October 10, 2019.

On June 18, 2019, an investor executed a stock subscription agreement to purchase 200,000 shares of common stock of the Company at $1.00 per share. The subscriber paid $200,000 to the Company on July 16, 2019 for the purchase of the common stock. The Company issued 200,000 shares of common stock to the investor on July 24, 2019.

On August 14, 2019, an investor executed a stock subscription agreement to purchase 8,000 shares of the Company’s common stock for $2.00 per share. The Company received a cash consideration of $16,000 from the investor on August 16, 2019. On October 10, 2019, the Company issued to the investor 8,000 shares of its common stock for stock subscriptions.

On September 17, 2019, two investors executed two separate subscription agreements to purchase 17,500 shares of the Company’s common stock at $2.00 per share. The Company received cash consideration of $35,000 from the investors on September 27, 2019. On October 24, 2019, the Company issued to the investors 17,500 shares of its common stock for stock subscriptions.

On September 19, 2019, an investor executed a stock subscription agreement to purchase 28,000 shares of the Company’s common stock at $0.25 per share. The Company received $7,000 for the stock subscriptions from the investor on August 30, 2019. On October 10, 2019, the Company issued to the investor 28,000 shares of common stock for these stock subscriptions.

F-12

On September 25, 2019, an investor executed a stock subscription agreement to purchase 12,500 shares of the Company’s common stock at $2.00 per share. The Company received cash consideration of $25,000 from the investor on September 27, 2019. On October 24, 2019, the Company issued to the investor 12,500 shares of its common stock for stock subscriptions.

On January 5, 2020, an investor executed a stock subscription agreement to purchase 10,000 shares of common stock of the Company at $2.00 per share. The investor paid $20,000 to the Company in three instalments between January 21, 2020 and February 20, 2020. The Company issued 10,000 shares of common stock to the investor on March 18, 2020.

On January 20, 2020, an investor executed a stock subscription agreement to purchase 3,334 shares of common stock of the Company at $3.00 per share. The investor paid $10,000 to the Company on February 18, 2020. The Company issued 3,334 shares of common stock to the investor on March 18, 2020. On July 14, 2020, the investor requested the Company to cancel the 3,334 shares issued to the investor, and the Company refunded the $10,000 to the investor on July 14, 2020. The investor did not send the stock certificate to the Company and requested the Company not to cancel the stock certificate as he would like to purchase the same 3,334 shares of common stock for $10,000. The Company has not cancelled the 3,334 shares of common stock and recorded $10,000 as stock subscriptions receivable as of December 31, 2020.

On February 20, 2020, an investor executed a stock subscription agreement to purchase 20,000 shares of common stock of the Company at $2.00 per share. The investor paid $40,000 to the Company on February 20, 2020. The Company issued the 20,000 shares of common stock to the investor on March 18, 2020.

On March 18, 2020, an investor executed a stock subscription agreement to purchase 200,000 shares of the Company’s common stock at $1.00 per share. The Company received the cash consideration of $200,000 from the investor on March 25, 2020. The same investor agreed to purchase an additional 100,000 shares of common stock at $1.00 per share, and the Company received the cash consideration of $100,000 on April 2, 2020. On April 17, 2020, the Company issued 300,000 shares of common stock to the investor for the purchase of shares pursuant to the terms of the stock subscription agreements.

On November 6, 2020, two investors executed stock subscription agreements to purchase 50,000 shares and 200,000 shares of common stock of the Company at $1.00 per share. The Company received the cash consideration of $250,000 from the investors on November 6, 2020. The Company has not issued the 250,000 shares of common stock to the investors and recorded as stock subscriptions received in advance as of December 31, 2020.

As a result of all common stock issuances, the total issued and outstanding shares of common stock were 26,944,598 and 26,611,264 shares, at December 31, 2020 and 2019, respectively.

Preferred Stock

No preferred stock was issued and outstanding as of December 31, 2020 and 2019, respectively.

NOTE 10 – INCOME TAXES

Income tax expense for the year ended December 31, 2020 and 2019 is summarized as follows.

	December 31, 2020	December 31, 2019
Deferred:
Federal	$(136,976)	$(128,682)
State	—	—
Change in valuation allowance	136,976	128,682
Income tax expense (benefit)	$—	$—

F-13

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2020	December 31, 2019
Tax at statutory tax rate	21%	21%
State taxes	—	—
Other permanent items	—	—
Valuation allowance	-21%	-21%
Income tax expense	—	—

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2020 and 2019 are as follows:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Net operating loss carry forward	$363,990	$227,015
Total gross deferred tax assets	363,990	227,015
Less: valuation allowance	(363,990)	(227,015)
Net deferred tax assets	$—	$—

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Reform Act”) was enacted into law and the new legislation contains several key tax provisions that impact the Company, including a reduction of the corporate income tax rate to 21% effective for tax years beginning after December 31, 2017 and the Transition Tax, among others. The staff of the US Securities and Exchange Commission (SEC) has recognized the complexity of reflecting the impacts of the Tax Reform Act, and issued guidance in Staff Accounting Bulletin 118 (“SAB 118”) in December 2017, which clarifies accounting for income taxes under ASC 740 if information is not yet available or complete and provides for up to a one-year period in which to complete the required analyses and accounting (the measurement period). Adjustments to incomplete and unknown amounts will be recorded and disclosed prospectively during the measurement period. The Company has completed the required analysis and accounting for substantially all the effects. Except for the reduction of the income tax rate from 34% to 21%, there were no material impact on the Company’s financial statements.

At December 31, 2020 and 2019, the Company had accumulated net operating losses of approximately $1,725,000 and $1,073,000, respectively, for U.S. federal and Delaware income tax purposes available to offset future taxable incomes. The net operating losses generated in tax years prior to December 31, 2017, can be carry forward for twenty years, whereas the net operating losses generated after December 31, 2017 can be carry forward indefinitely. Management determined that it was unlikely that the Company’s deferred tax assets would be realized and have provided for a full valuation allowance associated with the net deferred tax assets.

At December 31, 2020 and 2019, the Company’s deferred income tax assets and valuation allowance were $363,990 and $227,015, respectively.

F-14

In the ordinary course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2020, tax years 2019, 2018, and 2017 remain open for examination by the Internal Revenue Service and the Delaware Division of Revenue. The Company has received no notice of audit from the Internal Revenue Service or the Delaware Division of Revenue for any of the open tax years.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 4, 2021, the date the financial statements were available to be issued, noting the following items would impact the accounting for events or transactions in the current period or require additional disclosure.

On November 6, 2020, two investors executed stock subscription agreements to purchase 50,000 shares and 200,000 shares of common stock of the Company at $1.00 per share. The Company received the cash consideration of $250,000 from the investors on November 6, 2020. On February 15, 2021, the Company issued the 250,000 shares of common stock to the investors.

On February 12, 2021, the Company received a cash investment of $80,000 from an investor to purchase 80,000 shares of its common stock at $1 per share. The Company issued to the investor 80,000 shares of common stock on March 19, 2021.

On April 2, 2021, the Company received a cash investment of $41,000 from an investor to purchase 41,000 shares of the Company’s common stock at $1 per share. The Company has not issued to the investor 41,000 shares of its common stock as of June 4, 2021.

On May 17, 2021, an investor executed stock subscription agreement to purchase 50,000 shares of the Company’s common stock at $1.00 per share. The Company has not received the cash consideration of $50,000 from the investor as of June 4, 2021. The Company has not issued the 50,000 shares of its common stock to the investor as of June 4, 2021.

On May 23, 2021, an investor executed stock subscription agreement to purchase 24,000 shares of the Company’s common stock at $2.00 per share. The Company has not received the cash consideration of $48,000 from the investor as of June 4, 2021. The Company has not issued the 24,000 shares of its common stock to the investor as of June 4, 2021.

Service Agreement with E1G

Since January 1, 2021 to June 4, 2021, the Company has paid to E1G an additional cash consideration of $89,500 as the processing fees to initiate and establish BINs in selected countries.

F-15

MONETIVA INC.

BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets
Cash	$3,889	$30,514
Prepaid expenses	1,414,205	1,346,405
Rent deposit	25,000	25,000
Total Current Assets	1,443,094	1,401,919

Total Assets	$1,443,094	$1,401,919

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accrued liabilities	$117,341	$121,070
Accrued payroll - officer	600,817	534,933
Payable to officer	57,181	38,782
Total Current Liabilities	775,339	694,785

Total Liabilities	775,339	694,785

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 27,274,598 shares and 26,944,598 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2,728	2,695
Additional paid-in capital	3,125,835	2,795,868
Stock subscriptions received in advance	100,000	250,000
Stock subscriptions receivable	(130,000)	(140,000)
Accumulated deficit	(2,430,808)	(2,201,429)
Total Stockholders’ Equity	667,755	707,134

Total Liabilities and Stockholders’ Equity	$1,443,094	$1,401,919

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-16

MONETIVA INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31, 2021	March 31, 2020

Revenue	$-	$-

Cost of Revenue	-	-

Gross Profit	-	-

Operating Expenses
General and administrative	229,379	202,745
Total Operating Expenses	(229,379)	(202,745)

Other Income (Expense)
Total Other Income (Expense)	-	-

Loss before Income Taxes	(229,379)	(202,745)

Provision for Income Tax	-	-

Net Loss	$(229,379)	$(202,745)

Loss per Share - Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Shares Outstanding - Basic and Diluted	27,077,487	26,615,293

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-17

MONETIVA INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	Common Stock		Additional Paid-in	Stock Subscriptions Received	Stock Subscriptions	Accumulated	Total Stockholders’
	Shares	Amount	Capital	in Advance	Receivable	Deficit	Equity

Balance - January 1, 2021	26,944,598	$2,695	$2,795,868	$250,000	$(140,000)	$(2,201,429)	$707,134
Common stock issued for stock subscriptions	250,000	25	249,975	(250,000)	-	-	-

Stock subscriptions received	-	-	-	-	10,000	-	10,000

Sale of common stock	80,000	8	79,992	-	-	-	80,000

Stock subscriptions received in advance	-	-	-	100,000	-	-	100,000

Net loss	-	-	-	-	-	(229,379)	(229,379)

Balance - March 31, 2021	27,274,598	$2,728	$3,125,835	$100,000	$(130,000)	$(2,430,808)	$667,755

	Common Stock		Additional Paid-in	Stock Subscriptions Received	Stock Subscriptions	Accumulated	Total Stockholders’
	Shares	Amount	Capital	in Advance	Receivable	Deficit	Equity
Balance - January 1, 2020	26,611,264	$2,661	$2,425,902	$-	$(130,000)	$(1,372,017)	$926,546

Sale of common stock	33,334	3	69,997	-	-	-	70,000

Stock subscriptions received in advance	-	-	-	200,000	-	-	200,000

Net loss	-	-	-	-	-	(202,745)	(202,745)

Balance - March 31, 2020	26,644,598	$2,664	$2,495,899	$200,000	$(130,000)	$(1,574,762)	$993,801

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-18

MONETIVA INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31, 2021	March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(229,379)	$(202,745)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
(Increase) in prepaid expense	(67,800)	(110,500)
Increase (Decrease) in accrued liabilities	(3,728)	15,942
Increase in accrued payroll of officer	65,884	59,895
Net Cash Used in Operating Activities	(235,023)	(237,408)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from the officer	18,399	-
Cash proceeds from sale of common stock	80,000	70,000
Cash received from stock subscriptions received in advance	100,000	200,000
Cash proceeds from stock subscriptions receivable	10,000	-
Net Cash Provided By Financing Activities	208,399	270,000

Net (Decrease) Increase in Cash	(26,625)	32,592

Cash - Beginning of the Period	30,514	253,100

Cash - End of the Period	$3,889	$285,692

Supplemental Disclosures of Cash Flows
Cash paid for Interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Common stock issued for stock subscriptions received in advance	$250,000	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-19

MONETIVA INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021 AND 2020

(UNAUDITED)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

Monetiva Inc. (formerly known as American Standard Wallet, Inc. and Lark Street Acquisition Corporation, or “Monetiva” or the “Company”), a Delaware corporation, was incorporated on July 22, 2016 under the laws of the state of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and investors.

As of June 4, 2021, the Company has a total of 27,274,598 shares of common stock issued and outstanding. Of all shares issued and outstanding, a total of 20,000,000 common shares have been issued to the Company’s Board of Director and Founder of the Company, representing approximately 73.33% of the total shares issued and outstanding as of the date of this Report.

Impact of COVID-19

During the three months ended March 31, 2021, the effects of a new coronavirus (“COVID-19”) and related actions to attempt to control its spread began to impact our business. The impact of COVID-19 on our operating results for the three months ended March 31, 2021 was limited, in all material respects, due to the government mandated numerous measures, including closures of businesses, limitations on movements of individuals and goods, and the imposition of other restrictive measures, in its efforts to mitigate the spread of COVID-19 within the country.

On March 11, 2020, the World Health Organization designated COVID-19 as a global pandemic. Governments around the world have mandated, and continue to introduce, orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, significant restrictions on travel, as well as work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has introduced significant volatility in the financial markets.

Basis of Presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at March 31, 2021, and the results of operations and cash flows for the three months ended March 31, 2021. The balance sheet as of December 31, 2020 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), although management of the Company believes that the disclosures contained in these interim condensed financial statements are adequate to make the information presented therein not misleading

Going Concern

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The Company has not yet generated any revenue and has suffered operating losses since July 22, 2016 (Inception Date) to date and may not allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $229,379 for the three months ended March 31, 20210, used net cash flows in operating activities of $235,023, and has an accumulated deficit of $2,430,808 as of March 31, 2021. These factors, among others raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-20

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. These accounting policies conform to GAAP in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $3,889 and $30,514 as of March 31, 2021 and December 31, 2020, respectively.

Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share as of March 31, 2021 and December 31, 2020, respectively.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

F-21

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, prepaid expenses, rent deposits and accrued liabilities. The Company believes that the recorded values of all the financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Leases

The Company has operating leases for its offices. Management determines if an arrangement is a lease at inception of the contract and whether a contract is or contains a lease by determining whether it conveys the right to control the use of the identified asset for a period of time. If the contract provides the Company the right to substantially all of the economic benefits from the use of the identified asset and the right to direct the use of the identified asset, the Company consider it to be, or contain, a lease. The Company records a right-of-use asset and a corresponding lease liability based on the present value of the minimum lease payments. The lease term used in the calculation of right-of-use assets and lease liabilities include renewal and termination options that are reasonably certain to be exercised. Leases with an initial term of twelve months or less are not recorded on the balance sheet and the related lease expense is recognized on a straight-line basis over the lease term. Our leases do not provide an implicit borrowing rate, and we estimate the Company’s incremental borrowing rate to discount the lease payments based on information available at lease commencement.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits with balance in excess of federally insured limits of $250,000 insured by the Federal Deposit Insurance Corporation (“FDIC”).The Company has not experienced any losses in such accounts. The amount exceeding FDIC insured limits was $0 and $0 at March 31, 2021 and December 31, 2020, respectively.

F-22

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2023, although early adoption is permitted. The Company is in the process of evaluating the impact of this new guidance on its financial statements.

Other accounting standards that have been issued or proposed by FASB and do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – PREPAID EXPENSES

The Company has made prepayments to Endless One Global (“E1G”) with regard to E1G’s service in providing data processing, transaction processing and related services for the prepaid debit accounts created for the Company’s customers. Prepayments to E1G were $1,335,255 and $1,274,955 (see NOTE 8 Service Agreement), prepaid rent was $25,000 and $25,000, prepaid consulting fees were $7,500 and $0, and prepayment to a vendor for development of mobile and web applications of $71,450 and $71,450, as of March 31, 2021 and December 31, 2020, respectively. The Company has obtained the approval and received the Business Identification Numbers (“BINs”) from the respective banks in the United States, Mexico, and United Arab Emirates, and expects to start its business operations by September 15, 2021.

NOTE 4 – ACCRUED LIABILITIES

The Company has recorded accrued liabilities primarily consisting of consulting and professional fees, rent, payroll taxes and franchise taxes of $117,341 and $121,070 as of March 31, 2021 and December 31, 2020, respectively.

NOTE 5 – ACCRUED PAYROLL - OFFICER

The Company has recorded accrued and unpaid payroll liability to its Chief Executive Officer (the “Officer”) of $600,817 and $534,933, as of March 31, 2021 and December 31, 2020, respectively. The Company has recorded payroll expense of the Officer of $65,885 and $59,895 for the three months ended March 31, 2021 and 2020, respectively (See NOTE 8). The Officer received $0 in cash or stock compensation for the three months ended March 31, 2021 and 2020, respectively.

NOTE 6 – PAYABLE TO OFFICER

The Officer has occasionally advanced funds to the Company for its working capital requirements. The funds advanced by the Officer are unsecured, non-interest bearing, and due on demand. The funds advanced were $57,181 and $38,782 as of March 31, 2021 and December 31, 2020, respectively.

NOTE 7 – LEASES

The Company executed a month-to-month cancellable operating lease, leasing office space in an executive suite, commencing on January 1, 2019 for $169 per month. The monthly rent increased to $203 effective October 1, 2019, and to $219 effective October 1, 2020. The Company recorded rent expense of $657 and $609 for the three months ended March 31, 2021 and 2020, respectively.

F-23

On May 24, 2019, the Company executed a month-to-month rental agreement to lease furnished premises. The lease term commenced June 1, 2019 for a one-year term with a monthly rent of $11,500 per month and terminates on May 31, 2020. The landlord required a security deposit of $15,000 on the commencement date of the lease, and an additional $10,000 security deposit on November 1, 2019. On May 30, 2019, the Company paid to the landlord security deposit of $15,000 and prepaid the rent of $69,000 for the six months ended November 30, 2019. On October 1, 2019, pursuant to the terms of the lease agreement, the Company paid to the landlord an additional security deposit of $10,000 and prepaid rent of $69,000 for the six months term starting December 1, 2019 to May 31, 2020. On June 24, 2020, the landlord agreed to extend the lease term through the earlier of August 31, 2020 or the end of COVID -19 period, and reduced the month-to-month rent to $8,500 per month. All other terms of the original lease remained the same. The Company recorded a rent expense of $25,500 and $34,500 for the three months ended March 31, 2021 and 2020, respectively. In addition, the Company recorded a rent deposit of $25,000 as of March 31, 2021 and December 31, 2020, respectively.

The Company has recorded total rent expense of $26,157 and $35,109 for all its leases for the three months ended March 31, 2021 and 2020, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Employment Agreement with Officer

On November 1, 2017, the Company entered into an employment agreement with its Officer for a one-year term, which shall be automatically renewed for successive one-year periods unless either party gives ninety (90) calendar days written notice of nonrenewal prior to the expiration of the then-current term. The Company granted 12,000,000 shares of its common stock to the Officer as a sign-on bonus valued at $1,200, and agreed to pay an annual base salary of $180,000 provided that the Officer’s base salary may be reduced to the extent that Officer elects to defer any portion thereof under the terms of any deferred compensation or savings plan maintained by the Company. In addition to the eligibility for consideration of merit-based increases at the discretion of the Board of Directors, Officer’s base salary will be increased effective January 1, of each year during the term commencing January 1, 2018 by ten percent (10%) (See NOTE 5).

Service Agreement

On January 15, 2018, the Company entered into an agreement with E1G whereby, E1G agreed to provide data processing, transaction processing and related services for the prepaid debit accounts created for the Company’s customers for a period of five years. The agreement required a one-time upfront fee of $250,000 for each of the three (3) countries - USA, Mexico and India, for a total fee of $750,000 to initiate the process to establish three (3) Business Identification Numbers (“BINs”). Thereafter, the term will automatically be renewed for one (1) year period unless terminated by either party upon providing a written notice. On or about September 30, 2019, the Company entered into an oral agreement with E1G to provide data processing, transaction processing and related services for the prepaid debit accounts created for the Company’s customers in four additional countries China, Pakistan, Philippines and United Arab Emirates. All other terms and conditions to remain the same as per the January 15, 2018 agreement with E1G. The Company will pay E1G the processing fees as forth in the Agreement, any special fees, new products and technologies introduced by E1G (See NOTE 3).

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable. The Company was not aware of any loss contingencies as of March 31, 2021 and December 31, 2020, respectively.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company’s capitalization at March 31, 2021 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

F-24

Common Stock

On November 6, 2020, two investors executed stock subscription agreements to purchase 50,000 shares and 200,000 shares of common stock of the Company at $1.00 per share. The Company received the cash consideration of $250,000 from the investors on November 6, 2020. On February 15, 2021, the Company issued the 250,000 shares of common stock to the investors. The investment from the two investors was recorded as stock subscriptions receivable of $0 and $250,000 as of March 31, 2021 and December 31, 2020, respectively.

On February 12, 2021, the Company received a cash investment of $80,000 from an investor to purchase 80,000 shares of its common stock at $1 per share. The Company issued to the investor 80,000 shares of common stock on March 19, 2021.

As a result of all common stock issuances, the total issued and outstanding shares of common stock were 27,274,598 shares and 26,944,598 shares as of March 31, 2021 and December 31, 2020, respectively.

Preferred Stock

No preferred stock was issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 4, 2021, the date the financial statements were available to be issued, noting the no items that would impact the accounting for events or transactions in the current period or require additional disclosure.

On April 2, 2021, the Company received a cash investment of $41,000 from an investor to purchase 41,000 shares of the Company’s common stock at $1 per share. The Company has not issued to the investor 41,000 shares of its common stock as of June 4, 2021.

On May 17, 2021, an investor executed stock subscription agreement to purchase 50,000 shares of the Company’s common stock at $1.00 per share. The Company has not received the cash consideration of $50,000 from the investor as of June 4, 2021. The Company has not issued the 50,000 shares of its common stock to the investor as of June 4, 2021.

On May 23, 2021, an investor executed stock subscription agreement to purchase 24,000 shares of the Company’s common stock at $2.00 per share. The Company has not received the cash consideration of $48,000 from the investor as of June 4, 2021. The Company has not issued the 24,000 shares of its common stock to the investor as of June 4, 2021.

Service Agreement with E1G

Since April 1, 2021 to June 4, 2021, the Company has paid to E1G an additional cash consideration of $29,200 as the processing fees to initiate and establish BINs in selected countries.

F-25

[OUTSIDE BACK COVER]

Monetiva Inc.
[A Delaware Corporation]

7,274,598 Shares

Common Stock

PROSPECTUS

Monetiva Inc.

5000 Birch Street, West Tower, Suite 3000

Newport Beach, CA 92660

Telephone (949) 260-2085

_______________, 2021

Until                        , 2021, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$397
Edgarizing Costs	3,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	6,000
Miscellaneous	2,000
Total	$21,397

None of the expenses of the offering will be paid by the selling security holders.

Item 14. Indemnification of Directors and Officers

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following: (1) any breach of their duty of loyalty to the corporation or the stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws also provide that we will indemnify our directors and executive officers and we may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

From May 10, 2018 to July 27, 2021, we have issued shares of its common stock as follows:

Date of Sale	Description	Number of Shares	Consideration	Exemption
6/2/2018	Shares sold to an investor	20,000	$5,000	4	(a)(2)
9/24/2018	Shares sold to an investor	1,000,000	$500,000	4	(a)(2)
11/7/2018	Shares sold to an investor	30,000	$15,000	4	(a)(2)
11/16/2018	Shares sold to an investor	20,000	$10,000	4	(a)(2)
2/27/2019	Shares sold to an investor	5,264	$10,002	4	(a)(2)
3/15/2019	Shares sold to an investor	3,155,000	$788,750	4	(a)(2)
3/20/2019	Shares sold to an investor	50,000	$100,000	4	(a)(2)
5/1/2019	Shares sold to an investor	200,000	$100,000	4	(a)(2)
6/14/2019	Shares sold to an investor	5,000	$10,000	4	(a)(2)
6/17/2019	Shares sold to an investor	240,000	$60,000	4	(a)(2)
6/18/2019	Shares sold to an investor	200,000	$200,000	4	(a)(2)
8/14/2019	Shares sold to an investor	8,000	$16,000	4	(a)(2)
9/9/2019	Shares sold to an investor	44,000	$11,000	4	(a)(2)
9/17/2019	Shares sold to two investors	17,500	$35,000	4	(a)(2)
9/25/2019	Shares sold to an investor	12,500	$25,000	4	(a)(2)
1/5/2020	Shares sold to an investor	10,000	$20,000	4	(a)(2)
1/20/2020	Shares sold to an investor	3,333	$10,000	4	(a)(2)
2/20/2020	Shares sold to an investor	20,000	$40,000	4	(a)(2)
3/18/2020	Shares sold to an investor	200,000	$200,000	4	(a)(2)
3/31/2020	Shares sold to an investor	100,000	$100,000	4	(a)(2)
12/17/2020	Shares sold to two investors	250,000	$250,000	4	(a)(2)
2/11/2021	Shares sold to an investor	80,000	$80,000	4	(a)(2)
3/29/2021	Shares sold to an investor	50,000	$50,000	4	(a)(2)
5/17/2021	Shares sold to an investor	50,000	$50,000	4	(a)(2)

*	On November 1, 2017, the Company entered into an employment agreement with the Officer and awarded 12,000,000 shares of the Company’s common stock valued at $1,200 as a sign-on bonus. The common shares were valued at par value and were issued to the Officer on January 14, 2019.

II-1

Item 16. Exhibits and Financial Statement Schedules

Exhibits

The following exhibits are included with this prospectus:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
3.1	Certificate of Incorporation dated July 21, 2016	10	000-55670	3.1	8/9/16
3.2	Certificate of Amendment dated March 13, 2017	S-1	333-256836	3.2	6/4/21
3.3	Certificate of Amendment dated November 7, 2017	S-1	333-256836	3.3	6/4/21
3.4	Bylaws	10	000-55670	3.2	8/9/16
5.1	Opinion re Legality of Shares					X
10.1	AIRCR Standard Sublease Multi-Tenant, dated February 9, 2018, by and between Wunderlich Securities, Inc., as Sublessor, and Monetiva and Pierre Sawaya as Sublessee	10	000-55670	10.1	8/9/16
10.2	Employment Agreement, dated November 1, 2017, between Monetiva and Pierre Sawaya	10	000-55670	10.2	8/9/16
10.3	Processing Service Agreement, dated January 15, 2018, by and between EndlessOne Global, Inc. and Monetiva [portions of this Exhibit have been omitted]	10	000-55670	10.2	8/9/16
10.4	Residential Lease or Month-to-Month Rental Agreement dated May 24, 2019					X
10.5	Residential Lease Amendment dated June 25, 2020					X
23.1	Consent of Haynie & Company, independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					—
101.INS	XBRL Instance Document	S-1/A	333-222311	101.INS	1/30/18
101.SCH	XBRL Taxonomy Extension Schema Document	S-1/A	333-222311	101.SCH	1/30/18
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	S-1/A	333-222311	101.CAL	1/30/18
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	S-1/A	333-222311	101.DEF	1/30/18
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	S-1/A	333-222311	101.LAB	1/30/18
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	S-1/A	333-222311	101.PRE	1/30/18

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-2

(iii) Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or a material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport Beach, California, on August 3, 2021.

Monetiva Inc.

By:	/s/ Pierre Sawaya
Pierre Sawaya, President

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Pierre Sawaya	Director and President	August 3, 2021
Pierre Sawaya	(Principal Executive Officer and Principal Financial and Accounting Officer)

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